UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☑ Definitive Proxy Statement

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Forrester Research, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

George F. Colony

Chairman of the Board

and Chief Executive Officer

March 28, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 9, 2023 at 10:00 a.m. Eastern Daylight Time. The Annual Meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2023 and entering your 16-digit control number included with these proxy materials.

On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. At the Annual Meeting you are being asked to elect eight Directors, to approve an amendment and restatement of our Amended and Restated Equity Incentive Plan, to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, to approve by non-binding vote our executive compensation, and to cast a non-binding vote on the frequency of non-binding executive compensation votes.

We hope that many of you will be able to attend. Thank you for your continued support and investment in Forrester.

Sincerely yours,

George F. Colony

Chairman of the Board

and Chief Executive Officer

Forrester Research, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 9, 2023

Notice is hereby given that the 2023 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at 10:00 a.m. Eastern Daylight Time on Tuesday, May 9, 2023. The annual meeting will be a virtual stockholder meeting, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2023 and entering your 16-digit control number included with these proxy materials. The purpose of the annual meeting will be the following:

1.
To elect the eight directors named in the accompanying proxy statement to serve until the 2024 Annual Meeting of Stockholders;
2.
To approve an amendment and restatement of the Forrester Research, Inc. Amended and Restated Equity Incentive Plan;
3.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
4.
To approve by non-binding vote our executive compensation; and
5.
To cast a non-binding vote on the frequency of non-binding executive compensation votes.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on March 13, 2023 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by any stockholder, for any purpose germane to the meeting, during normal business hours for a period of ten days before the meeting at our corporate offices at 60 Acorn Park Drive, Cambridge, Massachusetts 02140, and online during the meeting accessible at www.virtualshareholdermeeting.com/FORR2023.

If you are unable to participate in the annual meeting online, please vote your shares as provided in this proxy statement.

By Order of the Board of Directors

Ryan D. Darrah

Secretary

Cambridge, Massachusetts

March 28, 2023

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE

VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH

THE INSTRUCTIONS SET FORTH ON THE PROXY CARD, OR COMPLETE, SIGN AND RETURN

THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR

NOT YOU PLAN TO PARTICIPATE IN THE MEETING ONLINE.

FORRESTER RESEARCH, INC.

Annual Meeting of Stockholders

May 9, 2023

PROXY STATEMENT

The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting proxies from our stockholders. The proxy will be used at our 2023 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. Eastern Daylight Time on Tuesday, May 9, 2023. The annual meeting will be held virtually, conducted via live audio webcast, through which you can submit questions and vote online. You may attend the meeting by visiting www.virtualshareholdermeeting.com/FORR2023. Be sure to have your 16-digit control number included with these proxy materials in order to access the annual meeting. This proxy statement was first made available to stockholders on or about March 28, 2023.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals upon which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures.

We use several abbreviations in this proxy statement. We call our Board of Directors the “Board”, refer to our fiscal year which began on January 1, 2022 and ended on December 31, 2022 as “fiscal 2022,” and refer to our fiscal year ending December 31, 2023 as “fiscal 2023”. We also refer to ourselves as “Forrester” or the “Company.”

Who May Attend and Vote?

Stockholders who owned our common stock at the close of business on March 13, 2023 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had 19,190,575 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.

How Do I Vote?

If you are a stockholder of record of our common stock:

1.
You may vote over the internet. If you have internet access, you may vote your shares from any location in the world by following the "Vote by Internet" instructions on the enclosed proxy card. In addition, you may attend the annual meeting via the internet and vote during the annual meeting. Please have your 16-digit control number included with these proxy materials in order to access the annual meeting.
2.
You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card.
3.
You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

By voting over the internet or by telephone, or by signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to vote in advance even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted in accordance with your instructions. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted “FOR” the election of the nominees for directors, “FOR” approval of the amendment and restatement of the Forrester Research, Inc. Amended and Restated Equity Incentive Plan, “FOR” ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2023, “FOR” approval of the non-binding vote on our executive compensation, and for holding a non-binding vote on our executive compensation at the annual meeting of stockholders every year.

How Do I Vote if My Shares are Held in Street Name?

If you hold shares in “street name” (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the internet or by telephone, instructions for which would be provided by your brokerage firm on your voting instruction form. Please follow the instructions on that form to make sure your shares are properly voted. If you hold shares in “street name” and would like to attend the annual meeting and vote online, you must contact the person in whose name your shares are registered and follow directions provided to obtain a proxy card from that person and have it available for the annual meeting.

What Does the Board of Directors Recommend?

The Board recommends that you vote FOR the election of nominees for directors identified in Proposal One, FOR approval of the amendment and restatement of the Forrester Research, Inc. Amended and Restated Equity Incentive Plan, FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Three, FOR approval by non-binding vote of our executive compensation as provided in Proposal Four, and, on Proposal Five, for holding a non-binding vote on executive compensation every year.

If you are a record holder and submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. If you hold your shares in “street name”, and you do not indicate how you wish to have your shares voted, your nominee has discretion to instruct the proxies to vote on Proposal Three but does not have the authority, without your specific instructions, to vote on the election of directors or on Proposals Two, Four, or Five, and those votes will be counted as “broker non-votes”.

What Vote is Required for Each Proposal?

A majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of the directors at the meeting (Proposal One) who receive the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominees recommended by the Board will have no effect on the outcome. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting is required to approve the amendment and restatement of the Forrester Research, Inc. Amended and Restated Equity Incentive Plan (Proposal Two), to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal Three), and to approve the non-binding vote on our executive compensation (Proposal Four). The option of one year, two years or three years that receives a majority of the shares of common stock present in person or represented by proxy and voting will be the frequency for the advisory vote on executive compensation (Proposal Five), and if no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders.

Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but are not considered to have been voted, and have the practical effect of reducing the number of affirmative votes required to achieve a majority for those matters requiring the affirmative vote of the holders of a majority of the shares present or represented by proxy and voting (Proposals Two, Three, Four and Five) by reducing the total number of shares from which the majority is calculated. However, because directors are elected by a plurality vote, abstentions and broker non-votes will have no effect on the outcome on Proposal One.

May I Change or Revoke My Vote After I Return My Proxy Card or After I Have Voted My Shares over the Internet or by Telephone?

Yes. If you are a stockholder of record, you may change or revoke a proxy any time before it is voted by:

•
returning to us a newly signed proxy bearing a later date;
•
delivering a written instrument to our Secretary revoking the proxy; or
•
attending the annual meeting via the internet and voting online. Simply attending the annual meeting will not, by itself, revoke your proxy.

If you hold shares in “street name”, you should follow the procedure in the instructions that your nominee has provided to you.

Who Will Bear the Cost of Proxy Solicitation?

We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and electronically from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 9, 2023

This proxy statement and our Annual Report to Stockholders are available on-line at www.proxyvote.com. These materials will be mailed to stockholders who request them.

How Can I Obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available on our website at www.forrester.com/aboutus. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, we will send you one without charge. Please contact Investor Relations, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140, Tel: (617) 613-6000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes provide information about the beneficial ownership of our outstanding common stock as of March 13, 2023 (except as otherwise noted) by:

(i)
each person who we know beneficially owns more than 5% of our common stock;
(ii)
each of the executive officers named below in the Summary Compensation Table;
(iii)
each member of our Board of Directors; and
(iv)
our directors and executive officers as a group.

Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the shares. Shares subject to exercisable options and vesting restricted stock units include options that are currently exercisable or exercisable within 60 days of March 13, 2023 and shares underlying restricted stock units scheduled to vest within 60 days of March 13, 2023.

	Common Stock Beneficially Owned
		Shares
		Subject
		to Exercisable
		Options and
	Shares	Vesting	Percentage of
	Beneficially	Restricted	Outstanding
Name of Beneficial Owner	Owned	Stock Units	Shares
George F. Colony	7,380,411	—	38.5%
c/o Forrester Research, Inc.
60 Acorn Park Drive
Cambridge, MA 02140(1)

Royce & Associates, LP	1,934,979	—	10.1%
745 Fifth Avenue
New York, NY 10151(2)

BlackRock, Inc.	1,876,680	—	9.8%
55 East 52nd Street
New York, NY 10022(3)

The Vanguard Group	1,377,276	—	7.2%
100 Vanguard Boulevard
Malvern, PA 19355(4)

Jean Birch	13,961	—	*
David Boyce	8,912	—	*
Neil Bradford	20,072	—	*
Tony Friscia	16,338	—	*
Robert Galford	28,776	—	*
Warren Romine	2,252	—	*
Gretchen Teichgraeber	14,004	—	*
Yvonne Wassenaar	14,973	—	*
L. Christian Finn	5,317	—	*
Kelley Hippler	—	—	*
Carrie Johnson	6,972	—	*
Sharyn Leaver	7,094	—	*
Sarah Le Roy	—	2,668	*
Directors, named executive officers, and other executive officers as a group (19 persons)(1)	7,569,503	10,245	39.5%

(1)
Includes 1,580 shares held by Mr. Colony’s wife as to which Mr. Colony disclaims beneficial ownership.
(2)
Beneficial ownership as of December 31, 2022, as reported in a Schedule 13G filed with the SEC on January 23, 2023, stating that Royce & Associates, LP has sole voting and dispositive power with respect to 1,934,979 shares.
(3)
Beneficial ownership as of December 31, 2022, as reported in a Schedule 13G filed with the SEC on January 24, 2023, stating that BlackRock, Inc. has sole voting power with respect to 1,864,071 shares and sole dispositive power with respect to 1,876,680 shares.

(4)
Beneficial ownership as of December 30, 2022, as reported in a Schedule 13G filed with the SEC on February 9, 2023, stating that The Vanguard Group has shared voting power with respect to 18,970 shares, sole dispositive power with respect to 1,348,661 shares and shared dispositive power with respect to 28,615 shares.

* Less than 1%

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our directors are elected annually by the stockholders. The Board has nominated David Boyce, Neil Bradford, George Colony, Anthony Friscia, Robert Galford, Warren Romine, Gretchen Teichgraeber and Yvonne Wassenaar to serve one-year terms that will expire at the 2024 Annual Meeting of Stockholders. These individuals all currently serve on our Board.

One of our current directors, Jean Birch, will be retiring from the Board effective May 9, 2023, and is not a nominee for election at the forthcoming annual meeting. Ms. Birch has served as a member of the Board and as the Chair of the Audit Committee for 5 years. We gratefully acknowledge her dedicated service and numerous contributions to Forrester.

The proxies intend to vote each share for which a proper proxy card has been returned or voting instructions received and not revoked in favor of the nominees named above. If you wish to withhold the authority to vote for the election of any of the nominees, your voting instructions must so indicate or your returned proxy card must be marked to that effect.

It is expected that each of the nominees will be able to serve, but if any of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

The following section provides information about each nominee, including information provided by each nominee about his or her principal occupation and business experience for the past five years and the names of other publicly-traded companies, if any, for which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented with respect to each nominee’s experience, qualifications and skills that led our Board to conclude that he or she should serve as a director, we also believe that each of the nominees has demonstrated business acumen and a significant commitment to our company, and has a reputation for integrity and adherence to high ethical standards.

NOMINEES FOR ELECTION

David Boyce, age 55, became a director of Forrester in June 2017. Mr. Boyce is an investor and advisor on product-led growth (PLG). He teaches PLG at Brigham Young University's Marriott School of Business, invests in PLG companies through his own investing entity Formative Ventures, and advises growth companies on PLG via Winning by Design, LLC, a global revenue architecture consultancy working primarily with growth-stage unicorn and pre-unicorn companies. From 2014 until its acquisition by Aurea in 2021, Mr. Boyce was the Chief Strategy Officer of XANT, Inc. (formerly known as InsideSales.com, Inc.), a software company offering a leading sales acceleration platform. Prior to joining XANT, Mr. Boyce was the Chief Executive Officer and Chairman of Fundly, Inc., a crowdfunding site for online fundraising from 2010 to 2013. Previously, Mr. Boyce was global VP of Strategy at Oracle from 2005 to 2010. We believe Mr. Boyce’s qualifications to serve on our Board of Directors include his extensive experience as an operating executive at several software companies and his expertise in product, strategy and marketing.

Neil Bradford, age 50, became a director of Forrester in February 2018. Mr. Bradford is the founder and Chief Executive Officer of General Index Limited, a start-up provider of energy and commodity pricing data. From 2017 to March 2019, Mr. Bradford served as the Chief Executive Officer of Financial Express, Ltd., an investment ratings and fund research agency based in the United Kingdom. Prior to joining FE, Mr. Bradford was the Chief Executive Officer of Argus Media, a provider of price assessments, business intelligence and market data for the global energy and commodities markets. In 1997, Mr. Bradford co-founded Fletcher Research Limited, a UK-based technology research firm that was acquired by Forrester in 1999. Mr. Bradford served in executive roles with Forrester until 2006. We believe Mr. Bradford’s qualifications to serve on our Board of Directors include his years of experience in the research and advisory business, having both founded and led companies in the industry, his prior experience as an executive officer of Forrester, and his perspective on European business as a UK citizen having worked for firms headquartered in London.

George F. Colony, age 69, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester’s President since September 2001, and he previously was Forrester’s President from 1983 to 2000. We believe Mr. Colony’s qualifications to serve on our Board of Directors and as its Chairman include his extensive experience in the research industry, including more than 35 years as our chief executive officer, and his significant ownership stake in the Company.

Anthony Friscia, age 67, became a director of Forrester in June 2017. Mr. Friscia is currently an independent business consultant. From 2014 to 2016, Mr. Friscia was the President and Chief Executive Officer of Eduventures, Inc., a research and advisory firm that provides proprietary research and strategic advice to higher education leaders. Previously, from 2011 to 2014, Mr. Friscia served as a consultant and special advisor to the President of the New School, a private university in New York City. In 1986, Mr. Friscia founded AMR Research, a provider of research and advice on global supply chain and enterprise technology to operations and IT executives, and served as its President and Chief Executive Officer until 2010. We believe Mr. Friscia’s qualifications to serve on our Board of Directors include his years of experience in business leadership and providing strategic advice to senior leaders, including extensive experience as a chief executive officer in the research and advisory business.

Robert M. Galford, age 70, became a director of Forrester in November 1996. Since November 2007, Mr. Galford has been the managing partner of the Center for Leading Organizations, an organizational development firm he founded in Concord, Massachusetts. From 2001 to 2007, Mr. Galford was a managing partner of the Center for Executive Development, an executive education provider in Boston, Massachusetts. We believe Mr. Galford’s qualifications to serve on our Board of Directors include his many years of organizational development and executive education experience, along with his more recent corporate governance experience as an instructor for the National Association of Corporate Directors.

Warren Romine, age 52, became a director of Forrester in March 2022. Mr. Romine is the founder and managing director of Orchard Knob Capital LLC, an independent financial advisory firm focused on the aerospace, defense and government services markets. In October 2022, Mr. Romine joined the faculty at Harvard Business School as a Professor/Senior Lecturer in the finance department. From 2017 to January 2022, Mr. Romine was a Managing Director and co-head of the Aerospace and Defense group at KippsDeSanto & Co., an investment bank focused on growth-oriented aerospace, defense and technology companies. Previously, from 2013 to 2017, Mr. Romine was a Managing Director and head of the Aerospace, Defense and Government Services group at FBR & Co., an investment banking and brokerage firm. From 2006 to 2014, Mr. Romine also served as chair of the audit committee of the board of directors of RELM Wireless Corporation, a publicly-traded manufacturer of telecommunications products. We believe that Mr. Romine's qualifications to serve on our Board of Directors include his extensive finance and management experience in the investment banking business, his expertise regarding mergers and acquisitions, and his prior experience as a public company board member.

Gretchen G. Teichgraeber, age 69, became a director of Forrester in December 2005. Since 2017, Ms. Teichgraeber has been the chair of the board of Leadership Connect, a premier information services company with its main office in New York City that publishes biographical and contact data on leaders in the private and public sectors, and she was previously their CEO from 2009 to 2017. Previously, Ms. Teichgraeber was an independent consultant to digital media companies and various non-profit organizations from 2007 to 2009. From 2000 to 2007, Ms. Teichgraeber was the chief executive officer of Scientific American, Inc., publisher of the science and technology magazine, Scientific American. Prior to joining Scientific American, Ms. Teichgraeber served as general manager, publishing, and vice president, marketing and information services at CMP Media, Inc., a leading provider of technology news and information. We believe Ms. Teichgraeber’s qualifications to serve on our Board of Directors include her significant general management and marketing experience in the publishing and information services business, including on-line and print media.

Yvonne Wassenaar, age 54, became a director of Forrester in June 2017. Ms. Wassenaar currently also serves as a director of Arista Networks, Inc., JFrog Ltd., Rubrik, Inc. and Harvey Mudd College. From 2019 to 2022, Ms. Wassenaar was the Chief Executive Officer of Puppet, Inc., an information technology automation software company. From 2017 to 2018, Ms. Wassenaar was the Chief Executive Officer of Airware, an enterprise drone solutions company. From 2014 to 2017, Ms. Wassenaar was with New Relic, Inc., a cloud-based SaaS company, most recently as Chief Information Officer. Prior to joining New Relic, Ms. Wassenaar held senior positions at VMware, Inc. from 2010 to 2014. We believe Ms. Wassenaar’s qualifications to serve on our Board of Directors include her thought leadership in the areas of cloud computing, big data analytics and business digitization and her extensive experience in senior leadership positions at technology companies.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

Corporate Governance

We believe that good corporate governance is important to ensure that Forrester is managed for the long-term benefit of its stockholders. Based on our continuing review of the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, our Board of Directors has adopted Corporate Governance Guidelines, an amended and restated charter for the Audit Committee of the Board of Directors, and a charter for the Compensation and Nominating Committee of the Board.

Our Corporate Governance Guidelines include stock retention guidelines applicable to executive officers and directors. The guidelines, which are described in more detail below in the Compensation Discussion and Analysis section, require all directors and executive officers to hold a targeted value of our common stock within specified time frames, and include restrictions on sales of our common stock by such directors and executive officers until the guidelines have been met. These guidelines may be waived, at the discretion of the Compensation and Nominating Committee of the Board of Directors, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order. We currently do not have a policy regarding hedging.

We also have a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. You can access our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our current committee charters on our website, at www.forrester.com/aboutus.

Information With Respect to Board of Directors

Board Meetings and Committees

Our Board of Directors has determined that each of the current directors, with the exception of Mr. Colony, our Chairman and Chief Executive Officer, is independent under applicable NASDAQ standards as currently in effect.

Our Board of Directors held five meetings during fiscal 2022. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he or she is a member. Forrester does not require directors to attend the annual meeting of stockholders. Mr. Colony, who presided at the meeting, attended the 2022 annual meeting of stockholders, as did Mr. Galford. Historically, very few stockholders have attended our annual meeting and we have not found it to be a particularly useful forum for communicating with our stockholders. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation and Nominating Committee, whose members consist solely of independent directors.

Our Audit Committee consists of five members: Jean M. Birch, Chair, Neil Bradford, Tony Friscia, Warren Romine, and Yvonne Wassenaar, each of whom, in addition to satisfying the NASDAQ independence standards, also satisfies the Sarbanes-Oxley independence requirements for audit committee membership. In addition, the Board has determined that Ms. Birch is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and all of the members of the Audit Committee satisfy the financial literacy standards of NASDAQ. The Audit Committee held five meetings during fiscal 2022. The responsibilities of our Audit Committee and its activities during fiscal 2022 are described in the committee’s amended and restated charter, which is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

Our Compensation and Nominating Committee consists of three members: Robert M. Galford, Chair, David Boyce, and Gretchen G. Teichgraeber. The Compensation and Nominating Committee held six meetings during fiscal 2022. The Compensation and Nominating Committee has authority, as specified in the committee’s charter, to, among other things, evaluate and approve the compensation of our Chief Executive Officer, review and approve the compensation of our other executive officers, administer our stock plans, and oversee the development of executive succession plans for the CEO and other executive officers. The committee also has the authority to identify and recommend to the Board qualified candidates for director. The Compensation and Nominating Committee charter is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

During fiscal 2021, Forrester engaged Mercer to provide general compensation and benefits advice with respect to 2022 and brokerage services. The total fees paid to Mercer with respect to these services were approximately $432,000.

Compensation Committee Interlocks and Insider Participation

No person who served during the past fiscal year as a member of our Compensation and Nominating Committee is or was an officer or employee of Forrester, or had any relationship with Forrester requiring disclosure in this proxy statement. During the past fiscal year, none of our executive officers served as a member of the board of directors of another entity, any of whose executive officers served as one of our directors.

Board Leadership Structure

At the present time, Mr. Colony serves as both Chairman of the Board and Chief Executive Officer. Mr. Colony is a significant stakeholder in Forrester, beneficially owning approximately 39% of our outstanding common stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities.

In 2017, the Board of Directors selected Robert Galford to act as lead independent director. In this role, Mr. Galford presides at executive sessions of the independent directors and will bear such further responsibilities as the Board as a whole may designate from time to time.

The Board’s Role in Risk Oversight; Risk Considerations in our Compensation Programs

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including financial, strategic, operational, cybersecurity, ESG, legal and regulatory risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate manager within the Company. When a committee receives such a report, the Chair of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting, enabling the full Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Our Compensation and Nominating Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. We structure our pay programs to consist of both fixed and variable compensation, with the fixed base salary portion providing steady income regardless of our stock price performance. The variable components, consisting of cash bonus and stock-based awards, and for our chief sales officer with respect to periods through December 31, 2022 but not thereafter, sales commissions, are designed to reward both short and long-term performance. Targets under our bonus plans are a function of contract value (CV) bookings and modified operating income (described in greater detail in the Compensation Discussion and Analysis below), important financial metrics for our business. For long-term performance, we generally have awarded restricted stock units vesting over four years and, commencing March 1, 2023, have also awarded stock options and performance-based restricted stock units. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce excellent short and long-term results for the Company, while fixed base salary is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks. In addition, our bonus plan funding metrics apply company-wide, regardless of function or client group, which we believe encourages relatively consistent behavior across the organization. While sales commissions are not capped, we cap our bonus at 1.95 times target company performance. Therefore, even if Company performance dramatically exceeds target performance, bonus payouts are limited. Conversely, we have a minimum threshold on Company performance under our executive bonus plan approved by the Compensation and Nominating Committee so that the bonus plan is not funded at performance below a certain level. We also believe that our Executive Severance Plan described in detail below, which provides severance compensation in the event of involuntary termination of employment without cause and in connection with a change in control, promotes stability and continuity of operations.

Director Candidates

As noted above, the Compensation and Nominating Committee has responsibility for recommending nominees for election as directors of Forrester. Our stockholders may recommend individuals for this committee to consider as potential director candidates by submitting their names and background to the “Forrester Research Compensation and Nominating Committee”, c/o Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140. The Compensation and Nominating Committee will consider a recommended candidate for the next annual meeting of stockholders only if biographical information and background material are provided no later than the date specified below under “Stockholder Proposals” for receipt of director nominations.

The process that the Compensation and Nominating Committee will follow to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Compensation and Nominating Committee. Assuming that biographical and background material is provided for candidates recommended by the stockholders, the Compensation and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Compensation and Nominating Committee will apply the criteria set forth in the committee’s charter and in the Corporate Governance Guidelines. These criteria include, among others, the candidate’s integrity, age, experience, commitment, diligence, conflicts of interest, and the ability to act in the interests of all stockholders. Although the Compensation and Nominating Committee considers as one of many factors in the director identification and nomination process diversity of race, gender and ethnicity, as well as geography and business experience, it has no specific diversity policy. The Compensation and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities, including direct operating experience, that will allow the Board to fulfill its responsibilities.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders, other than as part of the Board’s slate. To nominate a director, in addition to providing certain information about the nominee and the nominating stockholder, the stockholder must give timely notice to Forrester, which, under our advance notice by-law, requires that the notice be received by us no less than 90 nor more than 120 days prior to the anniversary date of the preceding annual meeting of stockholders. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934. In accordance with our by-laws, the 2024 Annual Meeting will be held on May 14, 2024.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. We currently satisfy the minimum objectives of Nasdaq Rule 5605(f)(2) by having at least one director who identifies as female and one director who identifies as a member of an Underrepresented Minority (as defined by the Nasdaq Rules).

Board Diversity Matrix (As of March 28, 2023)
Total Number of Directors	9
	Female	Male	Non-Binary	Did not Disclose Gender
Part I: Gender Identity
Directors	3	5	–	1
Part II: Demographic Background
African American or Black	–	1	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	–	–	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	3	4	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–
Did not Disclose Demographic Background	1

Communications from Stockholders

The Board will give appropriate attention to communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Compensation and Nominating Committee, with the assistance of the Chief Legal Officer and Secretary, will be primarily responsible for monitoring communications from stockholders and will provide copies of summaries of such communications to the other directors as deemed appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Forrester Research Compensation and Nominating Committee, c/o Chief Legal Officer and Secretary, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140.

Environmental, Social and Governance (ESG)

Forrester recognizes the importance of being accountable not only to our stockholders, but also to a broader range of stakeholders, including our customers, employees and the public in general. In addition to our own internal efforts, we have research teams focusing on corporate values, Diversity and Inclusion (“D&I”), and sustainability. We work closely with senior leaders at our clients to advise them on how they can align their ESG efforts with their businesses, and in 2022 we launched our "green market revolution" research to help our clients capitalize on the unique business opportunities presented by sustainability. Our goal is to effect positive change in society and for our planet through our research, data, and expertise.

Our culture emphasizes certain key values — including client, courage, collaboration, integrity, and quality — that we believe are critical to deliver Forrester’s unique value proposition of helping business and technology leaders use customer obsession to drive growth. In addition, we seek to foster a culture where employees can be creative, feel supported and empowered, and are encouraged to think boldly about new ideas. As a reflection of these efforts, in 2022, for the fifth time in six years, Forrester was honored with a Glassdoor Employees’ Choice Award, recognizing the Best Places to Work in 2022.

Attracting, retaining, and developing the best and brightest talent around the globe is critical to the ongoing success of our company. To this end, we focus on attracting, hiring, and the inclusion of all backgrounds and perspectives, with the goals of improving employee retention and engagement, strengthening the quality of our research, and improving client retention and customer experience. We field regular all-employee surveys to measure our progress against our goals. In 2022, in addition to the ongoing activities of our D&I Council and regional D&I Networks, examples of our efforts with respect to D&I included: launching company-wide inclusion training for employees and managers; expanding our global and regional D&I events and celebrating diversity heritage and awareness months through events and discussions; and our continuation of various partnerships to attract and access more talent from underrepresented groups.

We have a robust learning and development program and celebrate and enrich the Forrester culture through frequent recognition of achievements. To keep employees and teams connected and inspired to do their best work in a distributed work environment, we have enhanced the learning and development opportunities for our employees across a broad range of initiatives including new hire and onboarding, D&I, and leadership training. We also support our employees’ efforts to serve in their local communities by offering each employee the opportunity to take paid volunteer days each calendar year. In addition, we and our employees frequently contribute funds or goods to support philanthropic and community giving efforts. Past initiatives have included employee participation in sponsored charitable events and distribution of goods through select disaster relief organizations.

Forrester also recognizes a shared responsibility to respect and protect the environment. Although our facilities and operations have a small ecological footprint, we reduce the environmental impact of our business through various waste reduction practices, including WELL and LEED certified/eco-friendly buildings, recycling, and battery disposal. In addition, we have invested in multiple technologies to facilitate remote work that can in many cases reduce the need for travel and the related environmental impacts, and our hybrid work policy should significantly reduce the time spent commuting to most of our major offices, while also lowering our energy consumption and allowing us to use our office spaces more efficiently.

In 2021, we engaged our sustainability research team, which actively advises our clients on building more sustainable business strategies, to assess our carbon emissions and develop a plan to continue to lessen our environmental impact. While we found that our emissions are in line with industry standards, in 2022 we continued to take steps that will help us reduce our carbon footprint by at least 50% by 2025. In addition to our hybrid work policy, these steps include revisiting our company-wide travel policies to optimize internal and external travel, eliminating emissions from our data center by continuing to accelerate the migration of more of our platforms and services to the cloud, and our events team partnering with One Tree Planted, a global reforestation nonprofit organization, to plant a new tree for every attendee survey response submitted after one of our events.

Our clients trust us with some of their most sensitive confidential information, and we take our obligation to secure it seriously. We have implemented appropriate technical and organizational measures to ensure a level of security appropriate to the risk of disclosure of this information, and we attempt to minimize the amount of personally identifiable information regarding third parties in our possession. When the processing of personally identifiable information is unavoidable, we strive to comply with all applicable laws and regulations, including the European Union General Data Protection Regulation (GDPR), the California Consumer Privacy Act and the California Privacy Rights Act. We have also implemented a Privacy Impact Assessment process to be used before we contract with new vendors of products or services that may have access to confidential and/or personal information.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

2022 Business Results

In 2022, we accelerated our product transition to our new Forrester Decisions platform. Although the Company missed its sales plan for the year, it exceeded or met its revenue, adjusted operating margin and adjusted earnings per share guidance for the year, with revenues increasing by 9% to $537.8 million.

Compensation for Performance

A substantial amount of the total compensation of our executive officers is linked to our performance, both through short-term cash incentive compensation and long-term equity incentive compensation. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

Cash Compensation. A significant portion of the current cash compensation opportunity for our executive officers is achieved through our Amended and Restated Executive Cash Incentive Plan (the “Executive Cash Incentive Plan”). As described in more detail below, payments under the plan are based on company financial performance metrics (for 2022, booked sales accounts for the Company's CV products, or “CV bookings”, and modified operating income). By design, our plan pays more when we perform well and less, or nothing, when we do not.

Equity Awards. Another key component of compensation for our executive officers consists of long-term equity incentives, principally in the form of restricted stock units (RSUs). In 2022, all RSUs granted to executive officers vest over time, with 25% to vest annually over four years. We believe these awards have retention value and reflect a balance between short-term financial performance and long-term stockholder return, supporting our performance-based compensation. Consistent with past years, we did not grant equity awards in 2022 to George Colony, our Chairman and Chief Executive Officer, who is the beneficial owner of approximately 39% of our common stock.

Compensation Program Changes in 2022

Base Salary and Short-Term Cash Incentive Compensation. Based on a review of market data, and taking into account the contributions of the named executive officers and our financial performance in 2021, during its annual executive compensation review our Compensation and Nominating Committee (the “Committee”) increased, effective January 1, 2022, the base salaries of four of the named executive officers then in office by an average of approximately 10.8% over 2021, while increasing the target cash incentive bonus amount of those named executive officers by an average of 20.1% over 2021, as discussed further below.

Executive Cash Incentive Plan. As was the case in the five previous years, while the Committee approved the same performance matrix for purposes of both the Executive Cash Incentive Plan and the Forrester Employee Bonus Plan, the Committee decided to place a stronger emphasis on exceeding, rather than just meeting, the target metrics for the executive team. Accordingly, the Committee approved different percentage payouts at various performance levels for the Executive Cash Incentive Plan than the Forrester Employee Bonus Plan, with executive officers achieving less compensation if 2022 performance were to meet or fall short of the targeted levels, and additional compensation for performance above the targeted levels.

Supplemental Bonuses. In 2022, in addition to target cash incentive bonuses under the Executive Cash Incentive Plan, the Committee approved additional potential bonuses totaling $170,000 for Mr. Colony and $75,000 for the other named executive officers upon achievement by the Company of specified levels of CV product contract bookings and client count, as discussed in more detail below. The Committee also approved an additional potential bonus of $30,000 for Mr. Colony based on the achievement of a specified stock price on December 31, 2022.

Stock Retention Guidelines. As a result of its annual review of the Company's stock retention guidelines described in more detail below, the Committee determined that changes in annual compensation and stock market fluctuations had caused the retention targets of some executive officers to be inconsistent with the goal of the guidelines. Accordingly, as discussed in further detail below, the Committee decided to update the retention targets for all executive officers and directors effective April 1, 2022.

Say on Pay Stockholder Vote. As we have done each year since 2011, in 2022 we submitted our executive compensation program to an advisory vote of our stockholders and, consistent with the results of our previous say on pay votes, it received the support of 99% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, including the say on pay vote. The Committee considered this feedback when setting our executive cash compensation program and granting equity awards to executives in 2022 and will continue to consider stockholder feedback in its subsequent executive compensation decision making.

Compensation Objectives and Strategy

The primary purpose of our executive compensation program is to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. Our principal objectives and strategy concerning our executive compensation program are as follows:

•
encourage achievement of key Company values — including client service, quality, collaboration, courage and integrity — that we believe are critical to our continued growth;
•
base cash compensation on individual achievement and responsibility, teamwork, and our short-term financial performance;
•
align employees’ incentives with our objective of enhancing stockholder value over the longer term through long-term incentives, principally in the form of RSUs; and
•
emphasize individual excellence and encourage employees at all levels, as well as executive officers, to take initiative and lead individual projects that enhance our performance.

These objectives and strategy are reviewed each year by the Committee, which oversees our executive compensation program. In furtherance of these objectives, the Committee takes the following actions each year:

•
reviews the performance of George Colony, our Chairman and Chief Executive Officer, including his demonstration of leadership and his overall contribution to the financial performance of the Company;
•
reviews the assessment by Mr. Colony of the performance of the other executive officers against their individual and team goals;
•
reviews the company-wide financial goals that are used in the calculation of the cash incentive compensation for our executives;
•
reviews all components of compensation for each executive officer: base salary, short-term cash incentive compensation, and long-term equity incentive compensation;
•
assesses relevant market data; and
•
holds executive sessions (without our management present) as appropriate to accomplish the above actions.

Mr. Colony also plays a substantial role in the compensation process for the other executive officers, primarily by recommending annual goals for the executives reporting directly to him, evaluating their performance against those goals, and providing recommendations on their compensation to the Committee.

In late 2021, we engaged Mercer to help us assess the compensation paid to our executives. The findings of Mercer were referenced by Forrester management in working with the Committee to formulate compensation recommendations for 2022, but were not used to specifically target compensation or create a compensation framework. The Committee did not separately engage an independent compensation consultant in 2022 for its general executive compensation analysis because the members were comfortable relying on their independent review of the market data, surveys and other supporting information provided by management, taking into account that the Company does not offer special perquisites, deferred compensation plans, or other special executive compensation arrangements. The Committee believes it is adequately experienced to address relevant issues and discharge its responsibilities consistent with the Company’s compensation objectives and philosophy.

The Committee has not historically used formal benchmarking data to establish compensation levels but has relied instead on relevant market data and surveys to design compensation packages that it believes are competitive with other similarly situated companies or those with whom we compete for talent. While compensation surveys provide useful data for comparative purposes, the Committee believes that successful compensation programs also require the application of sound judgment and subjective determinations of individual and Company performance.

The Committee believes it is helpful to utilize data compiled from a wide array of companies and believes it important to consider comparative data from companies of comparable size and revenue, operating within a comparable industry, and located or operating within our principal geographic markets. In setting executive compensation for 2022, the Committee primarily considered data from the Radford Global Compensation Database, which included companies with annual revenues from $200 million to $1 billion, as well as comparable companies in the industries and geographies applicable to our executives. For each of the Company’s executive officers, the data the Committee reviewed included comparative market percentiles for base salary, total annual cash compensation opportunity (or “on-target earnings”), and total direct compensation (on-target earnings plus equity incentives). The Committee determined that each of the compensation components of the named executive officers, other than Mr. Colony, were aligned with the comparative market data considering experience, role criticality, and performance and, accordingly, made its decisions regarding 2022 executive compensation with the goal of maintaining that status.

Since Mr. Colony owns such a substantial percentage of our common stock, the Committee generally does not deem the available market data on chief executive officer compensation as comparable and does not place substantial weight on that data when setting his executive compensation.

Elements of Compensation

Compensation for our named executive officers consists of the following principal components:

•
base salary;
•
short-term cash incentive compensation;
•
long-term equity incentive compensation, principally in the form of RSUs;
•
severance and change-of-control benefits; and
•
other benefits available generally to all full-time employees.

We do not have an express policy for weighting different elements of compensation or for allocating between long-term and short-term compensation, but we do attempt to maintain compensation packages that will advance our overall compensation objectives. In reviewing and setting the compensation of each executive officer, we consider the individual’s position with the Company and his or her ability to contribute to achievement of strategic and financial objectives.

In 2022, as illustrated below, base salaries for our named executive officers other than Mr. Colony represented an average of approximately 32.8% of total target compensation for these individuals, while the base salary for Mr. Colony represented 40.7% of his total target compensation. Because of Mr. Colony’s significant ownership of our common stock, the Committee generally does not grant equity-based awards to him, resulting in a higher ratio of base salary to total target compensation than that of the other named executive officers.

Base Salary. The Committee approves the base salaries of our named executive officers annually by evaluating the responsibilities of their position, the experience and performance of the individual, and as necessary or appropriate, survey and market data. The base salary of a named executive officer is also considered together with the other components of his or her compensation to ensure that both the executive’s total cash compensation opportunity (or “on-target earnings”) and the allocation between base salary and variable compensation for the executive are in line with our overall compensation philosophy and business strategy. Additionally, the Committee may adjust base salary more frequently than annually to address retention issues or to reflect promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Our goal is to pay base salaries to our named executive officers that are competitive with the base salaries of companies that are similarly situated or with which we compete to attract and retain executives, while taking into account total on-target earnings, and remaining consistent with our overall compensation objectives with respect to variable compensation. In January 2022, in connection with her promotion to Chief Research Officer, the Committee increased Sharyn Leaver's base salary by 6.6%. In February 2022, taking into account the market data discussed above, the respective tenures, experience and performance of the named executive officers and our financial performance in 2021, the Committee decided to increase the base salaries of the other named executive officers then in office by an average of 10.8%, with such changes effective as of January 1, 2022.

Short-Term Cash Incentive Compensation. A significant portion of each of our named executive officers’ total annual cash compensation is dependent on our achievement of annual financial objectives set forth under our Executive Cash Incentive Plan. Payouts under the plan are made annually in arrears.

An individual named executive officer’s annual bonus payout under the Executive Cash Incentive Plan is based on the following factors, which are discussed in more detail below:

•
the named executive officer’s target award;
•
the Company’s financial performance; and
•
if applicable, the named executive officer’s individual and/or team performance.

Effective January 1, 2022, in connection with her promotion to Chief Research Officer, the Committee set Ms. Leaver's target cash incentive bonus amount at $187,500, a 75.0% increase over her previous target award under the Forrester Employee Bonus Plan. Also effective January 1, 2022, as part of its executive compensation reviews, the Committee increased the target cash incentive bonus amounts for each of the other named executive officers then in office by an average of approximately 20.1%, taking into account the Company’s financial performance in 2021, the market data discussed above, and the respective tenures, experience and performance of our named executive officers, and also increased Ms. Leaver's target cash incentive bonus amount by an additional 20.0%. After giving effect to these increases, and including the annualized target cash incentive bonus of $192,500 for Sarah Le Roy, our Chief People Officer, the average annual target cash incentive bonus amount for our named executive officers, other than Kelley Hippler, our former Chief Sales Officer, was approximately 72.1% of that person’s base salary. As of January 1, 2022, Ms. Hippler’s target cash incentive bonus amount under our Executive Cash Incentive Plan was $149,625, or 40.0% of her base salary, because as Chief Sales Officer, a significant portion of her target cash incentive amount was tied to sales commissions. Ms. Hippler’s 2022 commission-based target cash incentive amount was set at $277,875, or 74.1% of her base salary.

For purposes of the Executive Cash Incentive Plan, the financial performance of our Company for 2022 was measured based on booked sales accounts of our CV products (referred to as “CV bookings”) and modified operating income. Generally speaking, we define CV products as those services that our clients use over a year’s time and that are renewable periodically, usually on an annual basis. Our CV products primarily consist of our subscription research products. Because CV products are our most profitable products and historically our contracts for CV products have renewed at high rates (as measured by our client retention and wallet retention metrics), the Company views the increase in CV as one of its key metrics. The Committee also selected CV bookings as one of the metrics because we believe that CV bookings provide an important measure of our current business activity and estimated future revenues.

We define modified operating income to mean the Company’s operating income assuming cash incentive compensation payouts under the Executive Cash Incentive Plan and the Forrester Employee Bonus Plan at target levels and excluding amortization of acquisition-related intangible assets, reorganization costs, costs associated with acquisition activities, stock-based compensation and net gains or losses from investments. The Committee selected modified operating income as the other key metric because we believe modified operating income provides a comprehensive measure of our financial performance that takes into account the importance of both revenue growth and expense management. In addition, by linking payouts under the plan to the Company’s profitability, we provide our employees with the opportunity to share in our profits while assuring that payouts are only made if we achieve a satisfactory, pre-approved level of profitability, taking into account the nature of our business, planned investments to support growth of the business, and the economic environment.

The Committee may adjust the CV bookings and modified operating income metrics, as it deems appropriate, to include or exclude particular non-recurring items to avoid unanticipated results and to promote, and provide appropriate incentives for, actions and decisions that are in the best interests of the Company and its stockholders.

The Executive Cash Incentive Plan was structured as follows in 2022, similar in structure to that in 2021:

•
A matrix for 2022 containing CV bookings on the x axis and modified operating income on the y axis was approved by the Committee under the plan based on the Company’s 2022 operating plan approved by the Board of Directors. Minimum CV bookings and modified operating income levels were set taking into account the Company’s recent levels of CV bookings and modified operating income and planned investments to support growth of the business. Failure of our Company to meet either of these minimum levels would result in each executive officer being ineligible to receive any bonus payout. The minimum, target and maximum levels of CV bookings and modified operating income under the Executive Cash Incentive Plan approved by the Committee were as follows (all dollars in thousands):

		Modified
	CV	Operating
	Bookings	Income
Minimum	$348,218	$55,732
Target	$386,909	$69,665
Maximum	$425,600	$83,598
•
If the Company’s target CV bookings and modified operating income were both exactly achieved, the Executive Cash Incentive Plan allowed for the payment of 95% of a named executive officer’s target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but neither exceeded the target, the bonus payout would be between 0% and 75% of the target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but only modified operating income exceeded the target, the bonus payout would be between 65% and 100% of the target award.
•
If both CV bookings and modified operating income were above the minimum thresholds but only CV bookings exceeded the target, the bonus payout would be between 40% and 125% of the target award.
•
If both of the applicable target CV bookings and modified operating income were exceeded, the plan allowed for the payment of up to 195% of a named executive officer’s target award.

The Company’s actual CV bookings and modified operating income for 2022 were $349.7 million and $69.3 million, respectively, resulting in 55% of each eligible named executive officer’s target award being payable. This illustrates the pay for performance structure of the compensation awarded to our named executive officers, as our 2022 CV bookings were only slightly higher than the minimum threshold while modified operating income was only slightly below our target level. The total cash incentive plan compensation paid to Ms. Hippler for 2022 also included commissions of $132,584, or 47.7% of her targeted commissions for 2022, as set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation”.

In 2022, the Committee determined to offer the named executive officers two additional potential bonuses. The first bonus would be payable if the Company were to achieve CV bookings of at least $399.1 million in 2022, and the second bonus would be payable if the Company were to have at least 3,200 client companies as of December 31, 2022. The amount of the potential CV-related bonus was $90,000 for Mr. Colony and $52,500 for each of the other named executive officers, and the amount of the potential client-related bonus was $80,000 for Mr. Colony and $22,500 for each of the other named executive officers. The Company’s actual CV bookings for 2022 were $349.7 million and the Company had 2,778 client companies as of December 31, 2022, resulting in none of the named executive officers receiving these additional bonuses. The Committee also determined to offer Mr. Colony a further additional bonus of $30,000 based on the Company's stock price being at least $70 per share at the close of business on December 30, 2022. The Company's stock price at such time was $35.76, resulting in Mr. Colony not receiving this additional bonus.

Pursuant to our employment offer letter dated March 18, 2022 with Ms. Le Roy that was approved by the Committee, Ms. Le Roy received an additional sign-on bonus of $100,000.

Long-term Equity Incentive Compensation. Since 2016, our equity awards to executive officers have consisted of RSUs granted under our equity incentive plan, with the number of RSUs awarded to be calculated with reference to a specific compensation value divided by the share price of our common stock on the award date.

All stock-based compensation awards granted to our executive officers are granted by the Committee. We believe that stock-based awards help to motivate and retain executives and also align management’s incentives with long-term stock price appreciation. In general, we believe that time-based equity-based awards serve to encourage retention while further aligning the interests of executives and stockholders, as the awards have value only if the recipient continues to provide service to the Company through the vesting date, and, while the RSUs have immediate compensatory value to recipient upon vesting, increases in our share price provide significant additional compensatory value to the recipient, and decreases in the share price reduce the original compensation value of the award. Neither the Company nor our board of directors, including the Committee, has any plan, program or practice of timing equity incentive awards in coordination with the release or withholding of material non-public information.

In determining the size and nature of stock-based awards for 2022, the Committee considered the aggregate number of stock-based awards outstanding relative to the Company’s total shares outstanding, the average aggregate size of stock-based awards made to executive officers of companies that are similarly situated or with which we compete to attract and retain executives, and the individuals that they believed were most likely to contribute to or influence a return to the Company’s historical growth levels and improvement in the Company’s operating margin. On February 7, 2022, the Committee reviewed and approved the grant of time-based RSUs to each of L. Christian Finn, our Chief Financial Officer, Ms. Hippler, Carrie Johnson, our Chief Product Officer, and Ms. Leaver, effective March 1, 2022, as part of a grant of equity-based compensation to key employees across the Company. Mr. Finn was granted 9,934 RSUs, Ms. Hippler was granted 10,927 RSUs, Ms. Johnson was granted 8,940 RSUs, and Ms. Leaver was granted 6,457 RSUs. The Committee determined that the RSUs would vest 25% annually over four years.

On May 2, 2022, pursuant to her previously-referenced employment offer letter, Ms. Le Roy received an award of 9,071 RSUs that would vest 25% annually over four years.

Given Mr. Colony’s significant ownership of our common stock, the Committee did not grant stock options or RSUs to Mr. Colony in 2022.

Severance and Change in Control Agreements. Effective May 15, 2014, we adopted the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), applicable to all of our executive officers, including the named executive officers. Similar to plans maintained by many other companies, our Severance Plan provides for payments and benefits to our executive officers upon a qualifying termination of employment, including in connection with a change in control. Further detail on the Severance Plan is contained below under the heading “Severance and Change-of-Control Benefits.” We believe that the Severance Plan functions as a retention tool for our executive officers to remain with the Company and enable the executive officers to focus on the continuing business operations and, as applicable, the success of a potential business combination that the Board of Directors has determined to be in the best interests of the stockholders. We believe this results in stability and continuity of operations.

Other Benefits

As employees of our Company, our executive officers are eligible to participate in all Company-sponsored benefit programs on the same basis as other full-time employees, including health and dental insurance and life and disability insurance. In addition, our executive officers are eligible to receive the same employer match under our 401(k) plan as is applicable for all participating employees and to participate in our employee stock purchase plan, pursuant to which participants may elect to purchase shares of our stock on a semi-annual basis at a 15% discount based on the lower of the price of our stock at the beginning and end of each period. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives.

Stock Retention Guidelines

Our Corporate Governance Guidelines include stock retention guidelines to further align the interests of our directors and executive officers with those of our stockholders. Members of our executive team and Board of Directors are subject to these stock retention guidelines for so long as they remain an executive officer, or serve as a director, of the Company.

The guidelines require directors of the Company to acquire and hold during their service as a Forrester Board member shares of Forrester’s common stock (“Common Stock”) equal in value to at least two times their total annual compensation from Forrester (including cash retainer and grant date value of equity grants) as in effect on April 23, 2019 (or, if later, the date of commencement of Board service or such other date as the Committee shall designate). Directors have five years from April 23, 2019 (or, if later, the date of commencement of Board service) to meet the target stock ownership guideline.

Executive officers of the Company are required to acquire and hold during their service as a Forrester executive team member shares of Common Stock equal in value to at least one times their total annual on-target earnings (defined as base salary plus total annual cash compensation opportunity) as in effect on April 23, 2019 (or, if later, the date of commencement of executive team service or such other date as the Committee shall designate). In April of 2022, the Committee determined that the retention targets for all executive officers and directors would be adjusted, effective immediately, using the average closing stock price of the Company during March 2022 and the on-target earnings (for executive officers) and total compensation (for directors) as of April 1, 2022 for purposes of calculating such targets. Executive officers with fewer than two years tenure on the executive team as of April 23, 2019 or that become executive officers thereafter have five years from April 23, 2019 (or, if later, the date of commencement of executive team service) to meet the target stock ownership guideline, and officers with two or more years tenure on the executive team as of April 23, 2019 have three years from such date to meet the target stock ownership guideline.

Until such time as a director or officer reaches his or her share ownership guideline, the director or officer may sell shares of Common Stock only to the extent that, subsequent to such sale, such director or officer continues to hold more shares than he or she held as of December 31 of the preceding year. In addition, if a director or officer has not reached his or her share ownership guideline within the required accumulation period, he or she will be required to retain 100% of the net shares of Forrester common stock delivered to him or her upon the exercise or vesting of stock awards held by him or her until such guideline is reached. Net shares are the number of shares remaining after shares are sold or netted to pay the exercise price of stock options and withholding taxes. For directors, the applicable withholding taxes will be presumed to be the minimum withholding tax applicable to an employee. All directors and executive officers are expected to continuously own sufficient shares to meet the guideline once it has been reached. Unexercised stock options and unvested restricted stock units will not count toward meeting the stock ownership guidelines.

These guidelines may be waived, at the discretion of the Committee, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order. The Committee will reassess these guidelines on an annual basis, taking into account factors such as compensation and stock price changes. Our directors and executive officers have complied in full with these guidelines since their initial adoption.

Impact of Tax and Accounting on Compensation Decisions

As a result of federal tax legislation enacted in December 2017, compensation paid to certain of our executive officers in excess of $1 million per person per year will not be deductible unless it qualifies for transition relief applicable to certain compensation arrangements in place as of November 2, 2017 and not later materially modified.

The Committee believes that the interests of our stockholders are best served if the Committee continues to retain flexibility and discretion to approve and amend compensation plans, agreements and arrangements to support our corporate objectives, even if a plan, agreement or arrangement does not qualify for full or partial tax deductibility and even if an amendment results in a loss or limitation of tax deductibility. Despite the changes as a result of the 2017 tax legislation, the Committee currently expects (consistent with its executive compensation philosophy) to structure executive compensation programs such that a significant portion of executive compensation is linked to our performance.

The Committee also takes into consideration the accounting treatment of the different forms of awards it may grant to executive officers.

Compensation Committee Report

The Compensation and Nominating Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Nominating Committee

Robert M. Galford, Chair

David Boyce

Gretchen G. Teichgraeber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated executive officers as of December 31, 2022, and one of our other highly compensated executive officers who resigned in September 2022. We refer to these officers as the “named executive officers.”

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)	($)(3)	($)
George F. Colony	2022	597,896	—	—	371,250	23,484	992,630
Chairman of the Board and	2021	461,923	150,000	—	922,500	17,845	1,552,268
Chief Executive Officer	2020	425,000	237,500	—	—	19,343	681,843

L. Christian Finn	2022	420,083	—	499,978	145,736	11,320	1,077,117
Chief Financial Officer	2021	110,385	200,000	999,986	229,503	446	1,540,319

Carrie Johnson	2022	428,750	—	449,950	175,313	11,766	1,065,779
Chief Product Officer	2021	387,385	50,000	399,979	445,500	9,780	1,292,644
	2020	371,354	120,000	349,967	—	12,056	853,377

Sharyn Leaver	2022	374,556	—	324,981	123,750	10,400	833,687
Chief Research Officer

Sarah Le Roy(4)	2022	248,235	100,000	499,994	71,172	1,378	920,779
Chief People Officer

Kelley Hippler(5)	2022	304,908	—	549,956	132,584	6,722	994,170
Chief Sales Officer	2021	349,566	50,000	499,997	545,854	10,356	1,455,773
	2020	340,112	56,000	399,993	179,935	12,588	988,628

(1)
Amounts for 2020 represent discretionary bonuses approved by the Committee. Amounts for 2021 represent: additional performance-based bonuses approved by the Committee of $150,000 for Mr. Colony and $50,000 for each of Mr. Finn, Ms. Hippler and Ms. Johnson; and a sign-on bonus of $150,000 for Mr. Finn. Amount for 2022 represents a sign-on bonus for Ms. Le Roy.
(2)
These amounts represent the aggregate grant date fair value of restricted stock unit awards. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units, if any. The amounts set forth may be more or less than the value ultimately realized by the named executive officer based upon, among other things, the value of the Company’s common stock at the time of vesting of the restricted stock units and whether the restricted stock units actually vest.
(3)
2022 amounts include the following amounts of Company matching contributions under our 401(k) plan: Mr. Colony, $9,150; Mr. Finn, $9,150; Ms. Johnson, $9,150; Ms. Leaver, $9,150; Ms. Le Roy, $155; and Ms. Hippler, $6,722. Other amounts consist of group term life insurance premiums and miscellaneous other items.
(4)
Ms. Le Roy became our Chief People Officer on April 29, 2022.
(5)
As disclosed in the Company’s Form 8-K filed September 6, 2022, Ms. Hippler resigned as an executive officer of the Company, effective September 30, 2022. Because of her total compensation received during 2022, Ms. Hippler is listed as a named executive officer of the Company in the above table, but she was no longer an executive officer of the Company at December 31, 2022.

GRANTS OF PLAN-BASED AWARDS FOR 2022

The following table sets forth information with respect to plan-based awards granted to named executive officers in 2022.

									Grant
									Date
							All Other		Fair
						All Other	Option	Exercise	Value of
			Estimated Possible Payouts Under			Stock	Awards:	or Base	Stock
			Non-Equity Incentive Plan			Awards:	Number of	Price of	and
		Committee	Awards(1)(2)(3)(4)			Number of	Securities	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Shares of	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	Stock (#)	Options (#)	($/Sh)	($)(5)
George F. Colony	—	—	270,000	675,000	1,316,250	—	—	—	—
	—	—	N/A	90,000	90,000	—	—	—	—
	—	—	N/A	80,000	60,000	—	—	—	—
	—	—	N/A	30,000	30,000	—	—	—	—

L. Christian Finn	—	—	106,000	265,000	516,750	—	—	—	—
	—	—	N/A	52,500	52,500	—	—	—	—
	—	—	N/A	22,500	22,500	—	—	—	—
	03/01/22	02/07/22	—	—	—	9,934	—	—	499,978

Carrie Johnson	—	—	127,500	318,750	621,563	—	—	—	—
	—	—	N/A	52,500	52,500	—	—	—	—
	—	—	N/A	22,500	22,500	—	—	—	—
	03/01/22	02/07/22	—	—	—	8,940	—	—	449,950

Sharyn Leaver	—	—	90,000	225,000	438,750	—	—	—	—
	—	—	N/A	52,500	52,500	—	—	—	—
	—	—	N/A	22,500	22,500	—	—	—	—
	03/01/22	02/07/22	—	—	—	6,457	—	—	324,981

Sarah Le Roy	—	—	52,107	130,267	254,021	—	—	—	—
	—	—	N/A	52,500	52,500	—	—	—	—
	—	—	N/A	22,500	22,500	—	—	—	—
	05/02/22	03/09/22	—	—	—	9,071	—	—	499,994

Kelley Hippler	—	—	59,850	427,500	N/A	—	—	—	—
	—	—	N/A	52,500	52,500	—	—	—	—
	—	—	N/A	22,500	22,500	—	—	—	—
	03/01/22	02/07/22	—	—	—	10,927	—	—	549,956

(1)
Except with respect to Ms. Hippler, consists of: awards under our Executive Cash Incentive Plan, a non-equity incentive plan, with payouts thereunder made annually in arrears; two additional potential annual bonuses conditioned upon attainment of targeted levels of CV bookings and client count, respectively; and, with respect to Mr. Colony, an additional potential annual bonus conditioned upon the attainment of a targeted stock price. Our Executive Cash Incentive Plan and the additional bonuses are described in detail, including calculation of threshold, target and maximum awards under the plan, in the Compensation Discussion and Analysis above. Actual amounts awarded are set forth in the Summary Compensation Table above.
(2)
Mr. Colony’s “Target” amounts include the target amount he was eligible to receive under our Executive Cash Incentive Plan of $675,000 and three targeted additional bonuses of $90,000, $80,000 and $30,000.
(3)
The “Target” amounts for Mr. Finn, Ms. Johnson, Ms. Leaver and Ms. Le Roy include the target amounts they were eligible to receive under our Executive Cash Incentive Plan of $265,000, $318,750, $225,000 and $130,267, respectively, and targeted additional bonuses of $52,500 and $22,500 for each officer.
(4)
Ms. Hippler’s “Target” amounts include the target amount she was eligible to receive under our Executive Cash Incentive Plan of $149,625, target sales commissions of $277,875, and targeted additional bonuses of $52,500 and $22,500. There is no cap on Ms. Hippler’s “Maximum” amount because there is no cap on possible commission payments.
(5)
The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding outstanding option awards and stock awards held as of December 31, 2022.

	Option Awards				Stock Awards
					Equity Incentive	Equity Incentive
					Plan	Plan
					Awards:	Awards: Market or
	Number of	Number of			Number of	Payout Value of
	Securities	Securities			Unearned Shares,	Unearned Shares,
	Underlying	Underlying			Units	Units
	Unexercised	Unexercised	Option		or Other	or Other
	Options	Options	Exercise	Option	Rights That	Rights That
	(#)	(#)	Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(1)
George F. Colony	—	—	—	—	—	—

L. Christian Finn	—	—	—	—	15,120(2)	540,691
	—	—	—	—	9,934(3)	355,240

Carrie Johnson	—	—	—	—	2,211(4)	79,065
	—	—	—	—	4,862(5)	173,865
	—	—	—	—	6,610(6)	236,374
	—	—	—	—	8,940(3)	319,694

Sharyn Leaver	—	—	—	—	589(4)	21,063
	—	—	—	—	1,388(5)	49,635
	—	—	—	—	2,478(6)	88,613
	—	—	—	—	6,457(3)	230,902

Sarah Le Roy	—	—	—	—	9,071(7)	324,379

Kelley Hippler	—	—	—	—	—	—

(1)
The market value was calculated based on $35.76, the closing price per share of our common stock on December 30, 2022.
(2)
Consists of time-based restricted stock units that vest as to one third of the shares subject to the award on each of October 1, 2023, October 1, 2024 and October 1, 2025.
(3)
Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of March 1, 2023, March 1, 2024, March 1, 2025, and March 1, 2026.
(4)
Consists of time-based restricted stock units that vest on August 1, 2023.
(5)
Consists of time-based restricted stock units that vest as to 50% of the shares subject to the award on each of August 1, 2023 and August 1, 2024.
(6)
Consists of time-based restricted stock units that vest as to one third of the shares subject to the award on each of August 1, 2023, August 1, 2024 and August 1, 2025.
(7)
Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of May 1, 2023, May 1, 2024, May 1, 2025, and May 1, 2026.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2022

The following table sets forth information for the named executive officers regarding the value realized during 2022 by the executives pursuant to option exercises and the vesting of RSUs.

	Option Awards		Stock Awards
	Number of
	Shares	Value	Number of
	Acquired	Realized	Shares	Value
	on Exercise	on Exercise	Acquired on	Realized
Name	(#)	($)	Vesting (#)	on Vesting ($)
George F. Colony	—	—	—	—
L. Christian Finn	—	—	5,041	181,526
Carrie Johnson	—	—	8,194	385,547
Sharyn Leaver	—	—	2,475	117,637
Sarah Le Roy	—	—	—	—
Kelley Hippler	8,750	77,343	10,478	498,019

Pension Benefits

We have no defined benefit pension plans or long-term incentive plans applicable to the named executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or deferred compensation plans.

Severance and Change-of-Control Benefits

Effective May 15, 2014, our Board of Directors adopted and approved the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), which is applicable to all of the Company’s executive officers, including the named executive officers. The Severance Plan provides for the payment of severance and other benefits to each executive officer in the event of a termination of employment with the Company without cause and also, in the case of a change in control, by an executive officer for good reason, each as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of claims against the Company, in addition to any accrued obligations such as unpaid base salary, vacation and earned bonuses, the Severance Plan provides for the following severance payments and benefits:

•
In the event of a Qualifying Termination other than following a change in control:
•
continued payment of the executive officer’s base salary in installments for one year, or in the case of Mr. Colony (or any successor CEO), for 18 months, after the Qualifying Termination;
•
payment in a lump sum of an amount equal to the lesser of the executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or for such shorter period that the executive officer was employed by the Company); or in the case of the chief executive officer, payment in a lump sum of an amount equal to one and one-half times the lesser of the chief executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions earned by the chief executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination;
•
payment in cash during the 12-month period following a Qualifying Termination for executive officers other than the chief executive officer, and during the 18-month period following a Qualifying Termination for the chief executive officer, of an amount equal to the Company’s portion of the cost for medical and dental coverage under applicable Company plans; and
•
6 months of outplacement assistance, subject to extension for an additional 6 months upon request of the executive officer and at the discretion of the Company.
•
In the event of a Qualifying Termination during the 18-month period following a change in control (as defined in the Severance Plan):
•
payment in a lump sum of the executive officer’s annual base salary, or in the case of the chief executive officer, two times annual base salary;

•
payment in a lump sum of an amount equal to the excess, if any, of (x) the executive officer’s annual target bonus amount and/or annual target sales commission amount pro-rated as of the Qualifying Termination, over (y) the amount paid or payable for the actual bonus and/or sales commissions earned through the Qualifying Termination;
•
payment of the higher of the executive officer’s (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or such shorter period that the executive officer was employed by the Company); or in the case of the chief executive officer, the higher of two times his or her (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the chief executive officer under applicable plans for the two fiscal years preceding the year of the Qualifying Termination;
•
payment in cash in a lump sum of an amount equal to 12 months for executive officers other than the chief executive officer, and 24 months for the chief executive officer, of the Company’s portion of the cost for medical and dental coverage under applicable Company plans;
•
12 months of outplacement assistance; and
•
without limiting an executive officer’s rights under any equity plans or agreements, accelerated vesting of, or cancellation and payment of merger consideration for (net of exercise price, if any), all unvested equity and equity-based awards, with performance-based awards, if any, vesting at target level of performance.

The Severance Plan shall also reimburse each executive officer whose termination of employment results from a change of control all reasonable legal fees and expenses incurred to obtain or enforce rights or benefits under the Severance Plan if the executive officer prevails in substantial part on the material issues of the proceeding.

The Severance Plan does not provide for a gross-up payment to any of the executive officers to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (“Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides that in the event that the severance payments and benefits described above, and any other parachute payments, would, if paid, be subject to the Excise Tax, then the severance payments and benefits under the Severance Plan will be reduced to the extent necessary so that no portion of the payments or benefits under the Severance Plan are subject to the Excise Tax, provided that there shall be no such reduction if the net amount of the payments received by the executive officer after giving effect to all applicable taxes is greater than the net amount of the payments received by the executive officer after giving effect to the reduction.

We have not entered into agreements providing for severance benefits with any of the other named executive officers. Each of our named executive officers other than Mr. Colony has entered into stock option and restricted stock unit grant agreements that provide for full acceleration of vesting upon a change of control of the Company, unless there is an assumption, substitution or cash-out of the options or restricted stock units in connection with the change of control.

The following table provides the details of payments that would have been paid to, or value that would have been received by, the named executive officers in connection with either a change of control, a termination of employment without cause or for good reason in connection with a change of control, or a termination of employment without cause in the absence of a change of control, in each case effective as of December 31, 2022.

			Annual	Payment in		Value of
		Salary	Incentive	Lieu of	Outplacement	Accelerated
		Continuation	Compensation	Medical and	Assistance	Unvested	Total
Name	Event (1)	($)	($)	Dental ($)	($)(2)	Equity ($)(3)	($)
George F. Colony	Change in Control	—	—	—	—	—	—

	Termination Upon
	Change in Control	1,200,000	2,253,750	30,375	20,000	—	3,504,125

	Not for Cause
	Termination	900,000	982,500	22,781	10,000	—	1,915,281

L. Christian Finn	Change in Control	—	—	—	—	895,931	895,931

	Termination Upon
	Change in Control	420,000	534,264	24,474	20,000	895,931	1,894,669

	Not for Cause
	Termination	420,000	279,503	24,474	10,000	—	733,977

Carrie Johnson	Change in Control	—	—	—	—	808,998	808,998

	Termination Upon
	Change in Control	425,000	612,287	22,567	20,000	808,998	1,888,852

	Not for Cause
	Termination	425,000	307,750	22,567	10,000	—	765,317

Sharyn Leaver	Change in Control	—	—	—	—	390,213	390,213

	Termination Upon
	Change in Control	375,000	476,250	24,474	20,000	390,213	1,285,937

	Not for Cause
	Termination	375,000	123,750	24,474	10,000	—	533,224

Sarah Le Roy	Change in Control	—	—	—	—	324,379	324,379

	Termination Upon
	Change in Control	385,000	400,731	24,327	20,000	324,379	1,154,437

	Not for Cause
	Termination	385,000	71,172	24,327	10,000	—	490,499

Kelley Hippler(4)	Change in Control	—	—	—	—	—	—

	Termination Upon
	Change in Control	—	—	—	—	—	—

	Not for Cause
	Termination	—	—	—	—	—	—

(1)
None of the named executive officers has an agreement to receive any salary continuation, variable cash compensation, benefits continuation, acceleration of equity or gross-up in the event such named executive officer dies, becomes disabled, voluntarily terminates his or her employment with Forrester without “Good Reason” or if that named executive officer is terminated by Forrester for cause.
(2)
Estimated cost of 12 months of outplacement service in the event of a change in control and 6 months of outplacement service in the event of termination without a change in control.
(3)
Calculated using $35.76, the closing price per share of our common stock on December 30, 2022. In the case of unvested options, calculated using the difference between $35.76 and the exercise price of the applicable option, multiplied by the number of unvested shares. In the case of unvested restricted stock units (RSUs), calculated using $35.76 multiplied by the number of shares underlying such unvested RSU.
(4)
Ms. Hippler was no longer serving as an executive officer as of December 31, 2022, and was thus no longer eligible for any payments under the Severance Plan described above.

Director Compensation

DIRECTOR COMPENSATION TABLE FOR 2022

The following table shows the compensation that we paid during the year ended December 31, 2022 to each of our directors, other than Mr. Colony, who was not paid additional compensation for his service as a director and whose compensation is reflected in “Executive Compensation” above.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)
Jean M. Birch	43,000	119,981	162,981
Dave Boyce	35,000	119,981	154,981
Neil Bradford	35,000	119,981	154,981
Tony Friscia	35,000	119,981	154,981
Robert M. Galford	50,000	119,981	169,981
Warren Romine	33,750	149,975	183,725
Gretchen G. Teichgraeber	35,000	119,981	154,981
Yvonne Wassenaar	35,000	119,981	154,981

(1)
The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards for 2022. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant. The amounts set forth may be more or less than the value ultimately realized by the named director based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock units and whether such restricted stock units actually vest.
(2)
On April 1, 2022, Mr. Romine received 523 restricted stock units. On June 1, 2022, each of the directors, other than Mr. Colony, received 2,306 restricted stock units.
(3)
At December 31, 2022, the non-employee directors held options to purchase, and restricted stock units for, the number of shares listed next to their names below:

	Number of Shares
Name	Options	RSUs
Jean M. Birch	—	1,154
Dave Boyce	—	1,154
Neil Bradford	—	1,154
Tony Friscia	—	1,154
Robert M. Galford	—	1,154
Warren Romine	—	1,154
Gretchen G. Teichgraeber	—	1,154
Yvonne Wassenaar	—	1,154

Our non-employee directors receive an annual retainer of $30,000 and members of each Board committee receive an additional annual retainer of $5,000 for each committee on which they serve, with the Chairman of the Audit Committee receiving an additional $8,000 per year and the Chairman of the Compensation and Nominating Committee receiving an additional $5,000 per year. Our lead independent director receives an additional $10,000 annual retainer. Each of these annual fees is payable quarterly in arrears. Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

The Compensation and Nominating Committee of the Board of Directors has the authority under the Forrester Research, Inc. Amended and Restated Equity Incentive Plan (“Equity Incentive Plan”) to grant stock options and RSUs to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. On April 1, 2022, in connection with his election to the Board of Directors, Mr. Romine received 523 restricted stock units, which equals the number of whole shares calculated by dividing $30,000 by $57.35, the closing price of the Company’s common stock on the date of award. These RSUs vested fully on June 1, 2022. On June 1, 2022, our eight non-employee directors at that time each received 2,306 restricted stock units, which equals the number of whole shares calculated by dividing $120,000 by $52.03, the closing price of the Company’s common stock on the date of award. These RSUs vest in four equal quarterly installments over a one-year period. RSUs granted under the Equity Incentive Plan become vested in full upon a change of control of the Company, unless there is an assumption, substitution or cash-out of such RSUs in connection with the change of control.

CEO PAY RATIO

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires most companies with publicly traded stock in the United States to identify the median annual total compensation of their worldwide employee population (other than the chief executive officer) and to compare that amount with the annual total compensation of their chief executive officer. The pay ratio information included below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We identified our median employee using our total employee population as of October 1, 2021 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used cash compensation (base salary plus bonuses and commissions) paid in the nine months ending September 30, 2021. We used cash compensation as our consistently applied compensation measure as we believe that this measure provides a reasonably accurate depiction of total earnings for the purpose of identifying our median employee. We do not believe that there have been any changes to our employee population or employee compensation arrangements that would result in a significant change in our pay ratio disclosure and so have elected to use the same median employee for our 2022 disclosure, as permitted by Item 402(u) of Regulation S-K. We then calculated the median employee’s total annual compensation in accordance with the requirements of the Summary Compensation Table. Earnings of our employees outside the U.S. were converted to U.S. dollars using the currency exchange rates used for organizational planning purposes, which consider historical and forecasted rates as well as other factors. We did not use any other material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

Our median employee’s total 2022 compensation (other than the CEO) was $110,642. Our Chief Executive Officer’s total 2022 compensation was $992,630, as reported in the Summary Compensation Table. Accordingly, our 2022 CEO to Median Employee Pay Ratio was 9.0 to 1.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including the employee population sampled, the elements of pay and benefits used, any assumptions made and the use of statistical sampling. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our pay ratio may not be comparable to the pay ratio reported by other companies.

PAY VERSUS PERFORMANCE

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The following table and related disclosures provide further “pay versus performance” disclosure with respect to our chief executive officer, also referred to as our principal executive officer (PEO), and our other named executive officers (NEOs), as contemplated by Item 402(v) of Regulation S-K.

Year	Summary Compensation Table Total to PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total For Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7]	Year-Over-Year CV Bookings Growth[8]

					Company TSR[5]	Peer Group TSR[6]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$992,630	$992,630	$978,306	$449,918	$86	$126	$21.8	0.8%
2021	$1,552,268	$1,552,268	$1,134,598	$1,324,876	$141	$162	$24.8	16.0%
2020	$681,843	$681,843	$860,550	$873,033	$100	$128	$10.0	-3.5%

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Colony (our Chief Executive Officer or PEO) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation –Summary Compensation Table.”
(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Colony, as computed in accordance with Item 402(v) of Regulation S-K. Because Mr. Colony did not receive or hold any equity awards during the years reflected in the table and we do not maintain a pension in which Mr. Colony participates, no additions or deductions from Summary Compensation Table (SCT) total compensation for our PEO are needed to determine the amount of “compensation actually paid” in accordance with Item 402(v) of Regulation S-K.
(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Colony, who has served as our CEO in each of the covered years) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Colony) included for purposes of calculating the average amounts in each applicable year are as follow: (i) for 2022, L. Christian Finn, Kelley Hippler, Carrie Johnson, Sharyn Leaver, and Sarah Le Roy; (ii) for 2021, Scott Chouinard, Ryan Darrah, Michael Doyle, L. Christian Finn, Kelley Hippler, and Carrie Johnson; and (iii) for 2020, Michael Doyle, Kelley Hippler, Carrie Johnson, and Steve Peltzman.
(4)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” (CAP) to the NEOs as a group (excluding Mr. Colony), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Colony) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average compensation for the NEOs as a group (excluding Mr. Colony) for each year to determine the compensation actually paid:

Average Non-PEO NEOs SCT Total to CAP Reconciliation:
Year	Salary	Bonus and Non-Equity Incentive Compensation	Other Compensation	SCT Total	Reported Value of Equity Awards	Equity Award Adjustments	CAP

			(i)		(ii)	(iii)
2022	$355,306	$149,711	$8,317	$978,306	$(464,972)	$(63,417)	$449,918
2021	$290,528	$376,641	$104,942	$1,134,598	$(362,487)	$552,765	$1,324,876
2020	$369,916	$141,109	$12,038	$860,550	$(337,488)	$349,971	$873,033

(i)
Reflects "all other compensation" reported in the SCT for each year shown.
(ii)
Represents the grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year. Because we do not maintain a pension in which any NEO participates, no adjustments from the SCT total related to pension value are needed to calculate “compensation actually paid” in accordance with Item 402(v) of Regulation S-K.
(iii)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Average Non-PEO NEOs Equity Award Adjustments:
	2020 Average	2021 Average	2022 Average

Plus: Fair Value for Stock Awards Granted in the Covered Year that are Unvested at End of Year	$392,907	$450,772	$257,486
Change in Fair Value of Outstanding Unvested Stock Awards from Prior Year	$2,451	$121,557	$(152,787)
Change in Fair Value of Stock Awards from Prior Years that Vested in the Covered Year	$(45,387)	$27,727	$(71,058)
Less: Fair Value of Stock Awards Forfeited during the Covered Year	-	$(47,291)	$(97,057)
Total Adjustment	$349,971	$552,765	$(63,417)

(5)
Company TSR is calculated to show the cumulative stockholder return on our common stock during the covered period. We did not pay any dividends in the covered years.
(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P Small Cap 600 Information Technology.
(7)
The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)
Year-over-year CV bookings growth is the percentage increase in bookings of our CV products with respect to a given covered year compared to the prior covered year.

Financial Performance Measures

As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program reflects a variable pay-for-performance philosophy. The most important financial performance measures we used to link executive compensation actually paid to our NEOs, for the most recently completed fiscal year, to our performance are as follows:

•
CV Bookings
•
Modified Operating Income
•
Year-Over-Year CV Bookings Growth

Analysis of the Information Presented in the Pay versus Performance Table

While we utilize several performance measures to align executive compensation with our performance, all of these measures are not presented in the above Pay versus Performance Table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay versus Performance

Table.

CAP versus TSR

As shown in the chart below, the PEO and other NEOs’ CAP amounts are aligned with the Company’s TSR. This is due primarily to the Company’s use of equity incentives, which are tied directly to stock price in addition to the company’s financial performance.

CAP vs. Total Shareholder Return
Compensation Actually Paid ("CAP")
$000s
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$160
$140
$120
$100
$80
$60
$40
$20
$0
Total Shareholder Return (TSR)
Value of Initial Fixed $100 Investment
$100
$141
$86
$682
$873
$1,552
$1,325
$993
$450
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
Company TSR

CAP versus Net Income

As shown in the chart below, while the variations in the Company’s net income and the PEO and other NEOs’ CAP have been directionally consistent each year, the decrease in the CAP amounts was proportionately greater than the decrease in net income in 2022. This is due in large part to the significant emphasis the Company places on equity incentives, which are sensitive to changes in stock price. In addition, the Company does not use net income to determine compensation levels or incentive plan payouts.

CAP vs. Net Income
Compensation Actually Paid ("CAP") $000s
Net Income, $Millions
$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
2020
2021
2022
$682
$873
$10.0
$1,552
$1,325
$24.8
$993
$450
$21.8
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

CAP versus Company-Selected Measure (CSM)

The chart below compares the PEO and other NEOs’ CAP to our CSM, year-over-year CV bookings growth, which indicates there is a very strong relationship between this CSM and CAP.

The Company's amount of CV bookings is one of the two metrics used in determining the level of payout under our Executive Cash Incentive Plan, with the target level of CV bookings being derived from the targeted year-over-year CV bookings growth percentage reflected in the annual operating plan approved by the Board of Directors. In addition, we believe there is a strong correlation between our CV bookings growth and our stock price, which in turn leads to fluctuations in the CAP to our non-PEO NEOs, who receive equity incentives as part of their compensation.

CAP vs. CSM
Compensation Actually Paid ("CAP") $000s
CSM: Year-Over-Year CV Bookings Growth
$2,000
$1,500
$1,000
$500
$0
20.0%
15.0%
10.0%
5.0%
0.0%
-5.0%
$682
$873
-3.5%
$1,552
$1,325
16.0%
$993
$450
0.8%
2020
2021
2022
CAP to PEO
Average CAP to Non-PEO NEOs
CSM: Year-Over-Year CV Bookings Growth

TSR: Company versus Peer Group

As shown in the chart below, the Company's 3-year cumulative TSR is less than the companies included in our industry index, the S&P Small Cap 600 Information Technology Index. For more information regarding the Company’s performance and the companies that the Compensation Committee considers when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

The information contained above under the heading “Pay Versus Performance” shall not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee composed of five non-employee directors: Ms. Birch (Chair), Mr. Bradford, Mr. Friscia, Mr. Romine, and Ms. Wassenaar. Each of the members of the Audit Committee is “independent” as defined under the NASDAQ Stock Market listing standards. The Board has determined that Ms. Birch is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission (“SEC”), and the members of the Audit Committee satisfy the NASDAQ financial literacy standards.

The Audit Committee is responsible for providing independent oversight of Forrester’s accounting functions and internal controls. The Audit Committee oversees Forrester’s financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside of the presence of management, with Forrester’s internal auditor and with representatives of the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and reviews the independent registered public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester’s audited financial statements for the fiscal year ended December 31, 2022 with Forrester’s management and with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), Forrester’s independent registered public accounting firm. The Audit Committee also reviewed the report of management contained in Forrester’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC, as well as PricewaterhouseCoopers’ report included in Forrester’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the PCAOB regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence and has discussed with PricewaterhouseCoopers their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS

Jean M. Birch, Chair

Neil Bradford

Tony Friscia

Warren Romine

Yvonne Wassenaar

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

OTHER INFORMATION

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors, and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during 2022, except for one report filed for Scott Chouinard, our Chief Accounting Officer and Treasurer, with respect to a transfer of shares in 2022.

Certain Relationships and Related Transactions

Registration Rights and Non-Competition Agreement. At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony’s employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.

Related Person Transactions

Pursuant to its amended and restated charter, our Audit Committee has responsibility for the review and approval of all transactions between the Company and any related parties or affiliates of the Company, its officers, and directors.

Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. In evaluating related person transactions, the committee members apply the same standards they apply to their general responsibilities as members of a committee of the board of directors and as individual directors. The committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year we require our directors and officers to complete a questionnaire identifying any transactions with the Company in which the officer or director or their family members have an interest. In addition, our Code of Business Conduct and Ethics includes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest will notify our legal department.

PROPOSAL TWO:

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

FORRESTER RESEARCH, INC. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

On March 8, 2023, the Compensation and Nominating Committee of the Board of Directors approved an amendment and restatement of the Forrester Research, Inc. Equity Incentive Plan, which is subject to stockholder approval (the “Plan”). The Board has ratified and approved the Plan and recommends the stockholders approve an amendment and restatement of the Plan that will (1) extend the term of the Plan for ten years to May 8, 2033; (2) increase the number of shares issuable under the plan by three million five hundred thousand (3,500,000) shares; (3) increase the maximum annual amount of awards issuable under the Plan to our non-employee directors; (4) remove certain references to Section 162(m) of the Internal Revenue Code that are now outdated due to changes in applicable law; (5) update the definition of performance criteria applicable to performance awards; and (6) affirmatively provide that so called “liberal share recycling”, or the regrant of shares withheld to satisfy the exercise price or withholding obligations relating to the exercise or settlement of an award, is prohibited.

The closing price of our common stock on March 23, 2023 was $31.89.

Summary of the Plan

The Board believes that the success of Forrester depends, in large part, on the ability of Forrester to attract, retain and motivate key personnel. Accordingly, the Board firmly believes that a broad-based equity compensation plan is a necessary retention tool that is in the best interests of Forrester and its stockholders.

The following summary and Plan description are qualified in their entirety by reference to the full text of the Plan attached to this proxy statement as Exhibit A.

The amendment and restatement of the Plan will become effective, subject to stockholder approval, on May 9, 2023. Assuming approval of the amendment and restatement by the stockholders, no awards may be made under the Plan after May 8, 2033. The maximum number of shares of our common stock that may be delivered in satisfaction of Awards made under the Plan is 3,500,000 newly authorized shares plus the number of shares currently authorized and available for issuance under the Plan. As of March 20, 2023, there were 1,038,753 awards outstanding under the Plan, consisting of 230,088 options and 808,665 restricted stock units, and there remained available for future awards to be made under the Plan a total number of shares equal to 1,031,217.

Shares delivered under the Plan may consist of either authorized but unissued shares or treasury shares. For purposes of calculating the maximum number of shares that may be delivered in satisfaction of Awards made under the Plan, such maximum will be determined net of any shares (i) awarded as restricted stock but subsequently forfeited, or (ii) subject to an Award that is exercised or satisfied, or terminates or expires, without the delivery of such shares. The Plan precludes so-called “liberal share recycling” or the regrant of shares withheld to satisfy the exercise price or withholding obligation relating to the exercise or settlement of an award. In the event of a stock dividend, stock split or other change in our capital structure, the Administrator will make appropriate adjustments to the limits described above and to the number and kind of shares of stock or securities subject to Awards, any exercise prices relating to Awards, any other provisions of Awards effected by the change, or similar adjustments deemed appropriate to preserve the value of Awards and avoid distortion in the operation of the Plan.

Administration. The Compensation and Nominating Committee of the Board of Directors (“Administrator”) administers the Plan. The Administrator has authority to determine who will receive Awards and to determine the types of Awards to be granted, as well as the amounts, terms, and conditions of any Awards. The types of Awards that may be granted under the Plan are described below (collectively, the “Awards”). The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. To the extent permitted by law and the terms of the Plan, the Administrator may, in its discretion, delegate its duties, powers, and rights under the Plan to one or more of its members or officers of the Company. Determinations of the Administrator and its delegatees under the Plan are conclusive and binding on all parties.

Eligibility. Key employees, our independent directors, and consultants and advisors to, the Company are eligible to be granted Awards under the Plan, except that incentive stock options may only be granted to employees of the Company and its subsidiaries. As of March 20, 2023, the group of persons from whom the Administrator may select participants consists of approximately 1,900 individuals.

Non-Employee Director Limit. The Plan provides that the maximum number of shares that may be delivered in satisfaction of Awards granted during a single fiscal year under the Plan, or under any other equity plan maintained by the Company, to any non-employee director, taken together with any cash fees paid to the non-employee director during the fiscal year, may not exceed $300,000, except that in the case of a newly-appointed director, the maximum amount payable to the director in his or her first year of service may be up to 50% greater than this maximum.

Clawback. The Plan provides that Awards and shares of stock (and proceeds therefrom) obtained pursuant to or on exercise of Awards are subject to forfeiture, setoff, recoupment or other recovery if the Administrator determines in good faith that such action is required by applicable law or Company policy.

Types of Awards

Stock Options. The Administrator may award options to any participant, subject to the limitations described above. Stock options give the holder the right to purchase shares of Forrester common stock within a specified period of time at a specified price. The Plan provides for the grant of incentive stock options (“ISOs”), which are subject to special tax treatment described below, and non-statutory stock options (“NSOs”). The Plan provides that the maximum number of shares that may be delivered in satisfaction of ISOs under the Plan is 2,000,000.

The exercise price of both an ISO and NSO granted under the Plan may not be less than the fair market value of our common stock on the date the option is granted. The expiration date of an ISO may not be more than ten years after the original grant date. The Administrator determines all other terms relating to the exercise of the option, including the consideration to be paid, if any, for the grant of the option and the time at which options may be exercised. The option exercise price is payable in cash or check, and the Administrator may, in its discretion, also permit optionees to make payment in our common stock having a fair market value equal to the option exercise price, through withholding by the Company of shares of stock otherwise issuable upon exercise of the Award, or subject to certain conditions, using a broker-assisted “cashless exercise” program.

All unexercised options terminate not later than after a certain number of years as determined by the Administrator, but the maximum term of an ISO may not be longer than ten years. Except as otherwise provided in the Plan and the applicable Award agreement, vested options generally must be exercised within three months of the cessation of the holder’s employment with the Company.

Stock Appreciation Rights. The Plan permits the Administrator to grant SARs. A SAR entitles the holder, upon exercise, to receive an amount in our common stock, or cash, or a combination thereof, determined by reference to appreciation from and after the date of grant in the base price of a share of our common stock, which may not be less than such share’s fair market value on the date of grant. No SARs have been granted under the Plan.

Restricted and Unrestricted Stock; Stock Unit Awards. Under the Plan the Administrator may grant non-transferable shares of restricted or unrestricted common stock and restricted or unrestricted stock unit awards. A stock award is an award of shares of our common stock, while a stock unit award entitles the recipient to the future delivery of shares of common stock or an amount of equivalent value. Stock unit awards may be settled in shares, cash, or a combination thereof. Awards of restricted and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock and restricted stock unit awards are subject to the requirement that the shares or Award be forfeited or resold to the Company unless specified conditions, such as continued employment and/or achievement of performance goals, are met. Subject to these restrictions, any recipient of an award of restricted stock will have the rights of a stockholder, including the right to vote the shares and receive dividends. Other Awards under the Plan may also be settled in restricted stock. To date, while the Administrator has approved awards of restricted stock units under the Plan, there have been no awards of restricted or unrestricted stock to any eligible Plan participant.

Performance Awards. The Administrator may also make Awards subject to the satisfaction of specified performance criteria other than the mere continuation of employment or passage of time (“Performance Awards”). Performance Awards may consist of stock options, SARs, restricted stock, or restricted stock units. The performance criteria applicable to a particular Performance Award will be determined by the Administrator and may consist of any business criteria or other measures of performance, including, but not limited to, objectively or subjectively determinable measures of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project, or geographical basis or in combinations thereof): bookings; sales; revenues; operating income or operating margin; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or strategic business criteria, which may include one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to reorganizations, acquisitions, divestitures, market share, debt reduction, customer growth, long-term client value growth, research and development achievements, regulatory compliance and achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents), strategic partnerships or transactions and co-development, co-marketing, profit sharing, joint venture or other similar arrangements, implementation, completion or attainment of measurable objectives with respect to research, development; or other measures (including, but not limited to, gross profits, economic profit, comparisons with various stock market indices, cost of capital or assets under management, improvements in capital structure, days sales outstanding, sales performance, sales quota attainment, cross-sales, recurring sales, one-time sales, net new sales, cancellations, retention rates, new benchmark mandates, new exchange traded fund launches, financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Any of the foregoing performance criteria and any targets set by the Administrator with respect to those criteria need not be based upon an increase, a positive or improved result, or avoidance of loss. The measures used in setting performance criteria under the Plan may be determined with or without regard to a specified list of factors, and the Administrator may exercise discretion to cause one or more of these factors to be included in the determination of the performance criteria. In addition, the Administrator may, in its discretion, increase or reduce the number of shares that may be received under an Award that are subject to the satisfaction of the applicable performance criteria. The Administrator will determine whether the performance targets or goals that have been chosen for a particular Performance Award have been met.

General Provisions Applicable to All Awards. Neither ISOs, nor, except as the Administrator may otherwise determine or provide in any Award, any other Award may be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of a participant an ISO is exercisable only by the recipient. Other Awards may be transferred during the recipient’s lifetime, but only on a gratuitous basis and only to the extent, if any, permitted by the Administrator.

Treatment of Awards in Connection with Certain Transactions. The Plan provides that, subject to customary exceptions designed to avoid an inadvertent trigger of the Plan terms applicable to covered transactions, in the event of (i) a consolidation, merger, or similar transaction or series of transactions in which Forrester is not the surviving corporation or which results in the acquisition by a person or entity or by a group of persons or entities acting together of substantially all of our common stock, (ii) a sale of all or substantially all the assets of Forrester, or (iii) a complete liquidation or dissolution of the Company (collectively, the “covered transactions”), the following rules will apply unless otherwise provided in an Award:

•
If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume some or all outstanding Awards or grant substitute Awards. Any such assumption or substitution of a stock option or SAR exempt from the requirements of Section 409A of the Internal Revenue Code will be accomplished in a manner that preserves such exemption.
•
If the transaction involves a payment to Forrester stockholders (whether cash, non-cash, or some combination of the two), the Administrator may provide for a “cash-out” payment with respect to some or all Awards or portions thereof. With respect to each affected Award, the “cash-out” payment will be equal to the excess, if any, of the fair market value of one share of our common stock multiplied by the number of shares of stock subject to the Award or portion thereof over the aggregate exercise or purchase price (if any) of the Award or portion thereof.
•
Regardless of whether there is a surviving or acquiring entity, if the transaction does not involve an assumption or substitution of Awards or a “cash-out” payment, all Awards requiring exercise will become fully exercisable and the delivery of shares deliverable under a stock unit award will be accelerated prior to the completion of the transaction on a basis that gives participants a reasonable opportunity, as determined by the Administrator, to participate in the transaction as a stockholder.
•
Existing Awards, unless assumed, will terminate upon completion of the transaction.

The Administrator may require that any amounts delivered, exchanged or otherwise paid with respect to a “cash-out” or acceleration of an outstanding Award contain restrictions as it deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such stock be placed in escrow or otherwise made subject to restrictions.

Amendment and Termination. The Administrator may amend the Plan or any outstanding Award at any time or times for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the participant’s rights under an Award without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time of an Award.

Plan Benefits

The future benefits or amounts that would be received under the Plan by executive officers, non-executive officer employees, and independent directors are discretionary and are therefore not determinable at this time. However, the following table sets forth the number of shares (excluding shares covered by awards that were canceled or forfeited) subject to options and restricted stock units as of March 20, 2023 that were granted under the Plan from January 1, 2022 to December 31, 2022 to our named executive officers, all current executive officers as a group, all current directors who are not executive officers and were not executive officers at the time of grant, as a group, and all employees, excluding executive officers.

Name and Position	Number of Shares Subject to Awards Granted Under the Plan from January 1, 2022 to December 31, 2022

	Stock Options	Restricted Stock Units
George F. Colony	-	-
Chief Executive Officer
L. Christian Finn	-	9,934
Chief Financial Officer
Carrie Johnson	-	8,940
Chief Product Officer
Sharyn Leaver	-	6,457
Chief Research Officer
Sarah Le Roy	-	9,071
Chief People Officer
Kelley Hippler(1)	-	-
Former Chief Sales Officer
All current executive officers as a group (including the 6 officers above)	-	56,254
All current directors who were not executive offcers at the time of grant, as a group	-	18,448
All employees and officers, excluding current executive officers and directors, as a group	-	238,824
(1)
Ms. Hippler ceased serving as our Chief Sales Officer effective September 30, 2022. Because of her total compensation received during 2022, Ms. Hippler is listed as a named executive officer of the Company in this proxy statement. She was no longer an executive officer of the Company at December 31, 2022. Had Ms. Hippler continued to be an employee of the Company through March 20, 2023, the above-table would have disclosed that Ms. Hippler held 10,927 restricted stock units, and a corresponding adjustment would have been made to the disclosure for all current executive officers as a group.

U.S. Federal Tax Consequences

The following discussion summarizes certain United States federal income tax consequences of the issuance and receipt of options and restricted stock awards under the Plan under the law as in effect on the date of this proxy statement. The Plan provides for the grant of ISOs and NSOs, as well as other Awards. This summary does not purport to cover federal employment law tax or other federal tax consequences that may be associated with the Plan, nor does it address the tax laws of any state, municipality, or foreign country where a participant may reside.

ISOs. An optionee realizes no taxable income upon the grant or, for regular tax purposes, upon the exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Forrester) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Forrester is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Forrester is not entitled to a deduction.

NSOs. In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Forrester; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Forrester is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOS are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a market value (determined as of the date of grant) in excess of $100,000.

The Administrator may award stock options that are exercisable for restricted stock, or may award shares of restricted stock. Generally, taxes are not due when an award of restricted stock is initially made, or when restricted stock is received upon exercise of a stock option, but the award becomes taxable when it is no longer subject to a “substantial risk of forfeiture” (it becomes vested or transferable). Income tax is paid on the value of the stock at ordinary rates when the restrictions lapse, and then at capital gain rates when the shares are sold. However, no later than 30 days after a participant receives an award of restricted stock or a stock option exercisable for restricted stock, pursuant to Section 83(b) of the Internal Revenue Code, the participant may elect to recognize taxable ordinary income in an amount equal to the fair market value of the stock subject to the award at the time of exercise of the option or receipt of the award of restricted stock. Provided that the election is made in a timely manner, the participant will not recognize any additional income when the restrictions on the stock lapse. Assuming no other applicable limitations, the amount and timing of the deduction available to Forrester will correspond to the income recognized by the participant.

The Administrator may also award restricted stock units. The recipient of restricted stock units will not recognize taxable income at the time of grant of a restricted stock unit, and we are not entitled to a tax deduction at that time. The recipient will recognize compensation taxable as ordinary income, however, at the time of settlement of the Award, equal to the fair market value of any shares delivered and the amount of cash paid. With respect to any awards described above where we would generally be entitled to a deduction related to such awards, we will be subject to the deduction limits of Section 162(m).

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of Awards in connection with a change of control of Forrester may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the Plan may be subject to an additional 20% federal tax and may be nondeductible to Forrester.

It is the intention of Forrester that Awards will comply with Section 409A of the Internal Revenue Code regarding nonqualified deferred compensation arrangements or will satisfy the conditions of applicable exemptions. However, if an Award is subject to and fails to comply with the requirements of Section 409A, the participant may recognize ordinary income on the amounts deferred under the Award, to the extent vested, prior to the time when the compensation is received. In addition, Section 409A imposes a 20% penalty tax, as well as interest, on the participant with respect to such amounts.

The foregoing general tax discussion is intended for the information of Forrester’s stockholders in considering how to vote with respect to this proposal, and not as tax guidance to participants in the Plan.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE FORRESTER RESEARCH, INC. EQUITY INCENTIVE PLAN.

PROPOSAL THREE:

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2022. Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2023 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Forrester and our stockholders.

The Audit Committee has approved all services provided to Forrester by PricewaterhouseCoopers LLP during 2022. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2023 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors’ Fees and Other Matters

The following table presents the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP (“PwC”) and its affiliates for fiscal 2022 and fiscal 2021.

	Fiscal 2022	Fiscal 2021
Audit Fees(1)	$1,701,000	$1,463,426
Audit-Related Fees(2)	—	—
Tax Fees(3)	33,290	36,252
All Other Fees(4)	17,665	6,706
Total Fees	$1,751,955	$1,506,384

(1)
Audit fees are fees related to professional services rendered by PwC and its affiliates in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of our interim financial statements included in each of our quarterly reports on Form 10-Q, international statutory audits, and review of other SEC filings.
(2)
There were no audit-related fees in fiscal 2022 or fiscal 2021.
(3)
Tax fees are fees billed for professional services related to tax compliance and tax consulting services.
(4)
All other fees include licenses to web-based accounting and finance reference materials and, in fiscal 2022, services related to a Registration Statement on Form S-8 filing.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee approves the engagement of our independent registered public accounting firm to render any audit or non-audit services. At a regularly scheduled Audit Committee meeting, management or a representative of the Company’s independent registered public accounting firm summarizes the services to be provided by the firm and the fees that will be charged for the services. Thereafter, if new services or dollar amounts in excess of those pre-approved at the meeting are proposed, they are either presented for pre-approval at the next meeting of the Audit Committee or approved by the Chair of the Audit Committee pursuant to delegated authority. At subsequent meetings, the Audit Committee is provided a listing of any newly pre-approved services since the last meeting, and an updated projection for the current year of the estimated annual fees to be paid to the firm for all pre-approved audit and permissible non-audit services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL FOUR:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards, severance and change of control benefits, and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

We believe our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and providing incentives to our executives to create value for our stockholders. We believe this is evidenced by the following:

•
The mix of compensation among base salary and cash incentives.
•
Generally our compensation policies and practices are uniform across each of our business units and geographic regions.
•
Our bonus plan for executive officers provides for multiple payout levels based on targets established and approved by our Compensation and Nominating Committee during the first quarter of the applicable plan year.
•
We require that minimum threshold performance targets be achieved before any bonuses under our executive cash incentive plan are paid, and bonus payouts under our executive cash incentive plan are capped.
•
We use multiple performance measures under our executive cash incentive plan, including CV bookings and modified operating income.
•
We currently grant equity-based awards to executives under our equity incentive plan subject to multi-year vesting criteria, and require that the executive remain employed through the vesting date to realize the value of these awards.

The Board endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is non-binding, neither the Board of Directors nor the Compensation and Nominating Committee of the Board will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Nominating Committee will carefully consider the outcome of the vote when evaluating future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL FIVE:

NON-BINDING VOTE ON FREQUENCY OF NON-BINDING VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we include in this proxy statement a non-binding stockholder vote to advise on whether non-binding votes on the Company’s executive compensation should occur every one, two or three years. You have the option to vote for any of the three options, or to abstain on the matter.

The option of one year, two years or three years that receives a majority of all the votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by the stockholders. Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the frequency of non-binding votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2024 must be received by November 28, 2023 to be considered for inclusion in our proxy materials for that meeting.

Stockholders who wish to make a proposal at the 2024 annual meeting, other than proposals included in our proxy materials, or who wish to nominate individuals for election as directors, must notify us between January 9, 2024 and February 8, 2024 in manner that satisfies the requirements specified in our by-laws. If the stockholder does not notify us by February 8, 2024 or the notice is not in accordance with the requirements specified in our by-laws, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 under the Securities Exchange Act of 1934.

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter.

FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Securities and Exchange Commission will be sent to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 60 Acorn Park Drive, Cambridge, Massachusetts 02140.

Exhibit A

FORRESTER RESEARCH, INC.

AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(as amended through May 9, 2023)

1.
DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.
ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.
LIMITS ON AWARDS UNDER THE PLAN
a)
Number of Shares. The number of Shares available for delivery in satisfaction of Awards under the Plan shall be determined in accordance with this Section 4(a).
(1)
Subject to Section 7(b), the maximum number of Shares that may be delivered in satisfaction of Awards under the Plan shall be nine million nine hundred thirty thousand (9,930,000) plus the number (not to exceed two and one-half million (2,500,000)) of unused Shares from the Prior Plans. For purposes of the preceding sentence, shares of Stock shall be unused Prior Plan shares (i) if they were subject to awards under the Prior Plan, other than restricted stock awards, that were outstanding on the day preceding the Original 2006 Plan Effective Date to the extent such Prior Plan awards are exercised or are satisfied, or terminate or expire, on or after the Original 2006 Plan Effective Date without the delivery of such shares, or (ii) if they were outstanding on the day preceding the Original 2006 Plan Effective Date as restricted stock awards under the Prior Plan and are thereafter forfeited. The number of Shares delivered in satisfaction of an Award shall be, for purposes of the first sentence of this Section 4(a)(1), the number of Shares subject to the Award reduced by the number of Shares (a) awarded under the Plan as Restricted Stock but thereafter forfeited, or (b) made subject to an Award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares, but Shares withheld to satisfy the exercise price or tax withholding obligations (through non-broker-assisted exercise or sale) relating to the exercise or settlement of an Award shall not reduce the number of Shares treated as delivered in satisfaction of such Award and any such Shares will not be again available for grants in respect of other Awards.
(2)
To the extent consistent with the requirements of Section 422 and with other applicable legal requirements (including applicable stock exchange or Nasdaq requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of Shares available for Awards under the Plan.
b)
Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional Shares will be delivered under the Plan.
c)
ISO Limit. The maximum number of Shares that may be delivered in satisfaction of ISOs under the Plan shall be two million (2,000,000) shares.
d)
Non-Employee Director Limits. The maximum number of Shares that may be delivered in satisfaction of Awards granted during a single fiscal year under the Plan, or under any other equity plan maintained by the Company, to any Outside Director, taken together with any cash fees payable to such Outside Director during the fiscal year, may not exceed three hundred thousand dollars ($300,000) in total value, provided, however, that in the case of an Outside Director who is newly appointed to the Board, the maximum amount payable to such Outside Director in his or her first year as an Outside Director may be up to 50% greater than the maximum amount set forth in this sentence. The value of any Award for purposes of this Section 4(e) shall be determined by reference to the grant date fair value of such Award used by the Company for financial reporting purposes and shall exclude the value of any dividends or dividend equivalents paid pursuant to an Award granted in a prior fiscal year.
5.
ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, Outside Directors, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.

6.
RULES APPLICABLE TO AWARDS
a)
All Awards
1.
Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
2.
Term of Plan. No Awards may be made after May 8, 2033, but previously granted Awards may continue beyond that date in accordance with their terms.
3.
Transferability. ISOs may not be transferred other than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Participant to whom they were awarded, only by that Participant. Other Awards may be transferred during a Participant’s lifetime only on a gratuitous basis and then only to the extent, if any, determined by the Administrator.
4.
Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant’s Employment, each Award requiring exercise that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited, except that:
A.
subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;
B.
all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and
C.
all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.
5.
Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares or through broker-assisted sales of Shares underlying an Award in satisfaction of tax withholding requirements (but not in excess of the maximum withholding required by law).
6.
Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.
7.
Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to Shares actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.
8.
Performance Awards. In connection with the grant of Performance Awards to Participants, the Administrator shall have the authority to grant any such Performance Awards with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:
A.
Performance Awards may be denominated as a number of Shares or units or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions, which may include any Performance Criteria, specified by the Administrator. In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Administrator.
B.
If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Administrator shall have the power to impose such other restrictions on Awards subject to this Section 8(B) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
C.
Settlement of Performance Awards shall be in Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Administrator.
D.
A Performance Award shall not convey to the Participant the rights and privileges of a stockholder with respect to the Share subject to the Performance Award, such as the right to vote (except as relates to Restricted Stock) or the right to receive dividends, unless and until Shares are issued to the Participant to settle the Performance Award. The Administrator, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares underlying the Performance Award with respect to any dividends declared during the period that the Performance Award is outstanding, in which case, such dividend equivalent rights shall accumulate and shall be paid in cash or Shares on the settlement date of the Performance Award, subject to the Participant’s earning of the Shares underlying the Performance Awards with respect to which such dividend equivalents are paid upon achievement or satisfaction of performance conditions specified by the Administrator. Shares delivered upon the vesting and settlement of a Performance Award may be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration. For the avoidance of doubt, unless otherwise determined by the Administrator, no dividend equivalent rights shall be provided with respect to any Shares subject to Performance Awards that are not earned or otherwise do not vest or settle pursuant to their terms.
E.
The Administrator may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.
b)
Awards Requiring Exercise
1.
409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.
2.
Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.
3.
Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be not less than 100% of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A, as applicable. No such

Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of Nasdaq.
4.
Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the requirements of this paragraph. All payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of Shares that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) through withholding by the Company of Shares otherwise issuable upon exercise of the Award, with such withheld shares to be applied to the applicable exercise price based on the then-existing fair market value of the shares, (v) by other means acceptable to the Administrator, or (vi) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
5.
In the case of an ISO granted to an owner of stock (as determined by Section 424(d) of the Code) possessing more than ten percent (10%) of the voting power of all classes of stock of the Company or of a “parent corporation or “subsidiary corporation” of the Company (as those terms are defined in Section 424(d) of the Code), the exercise price shall be no less than 110% of the fair market value of the Stock subject to the ISO, determined as of the date of grant, and the term of the ISO shall be no more than five (5) years from the date of grant.
c)
Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines. Any Award resulting in a deferral of compensation subject to Section 409A shall be construed to the maximum extent possible, as determined by the Administrator, consistent with the requirements of Section 409A.

7.
EFFECT OF CERTAIN TRANSACTIONS
a)
Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:
1.
Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor. Any substitution or assumption of a Stock Option or SAR exempt from the requirements of Section 409A shall be accomplished on a basis that preserves such exemption.
2.
Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or portions thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
3.
Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
4.
Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.
5.
Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
b)
Change in and Distributions With Respect to Stock.
1.
Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, to the maximum share limits described in Section 4(c), and to the maximum ISO limit in Section 4(d), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.
2.
Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), where applicable.
3.
Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.
LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange or Nasdaq requirements), as determined by the Administrator. To the extent any amendment effected pursuant to the amendments made to the Plan in connection with this amendment and restatement of the Plan in 2023 adversely affect a Participant’s rights under an Award that was outstanding prior to the effective date of such amendment and restatement, any such amendment shall not apply to any such Award to the minimum extent necessary to avoid such adverse impact, in each case as determined by the Administrator in its sole discretion.

10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.
MISCELLANEOUS
a.
Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
b.
Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, any Affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.
c.
Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A -2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A -3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.
d.
Effective Date of the Amended and Restated Plan. The most recently amended and restated version of the Plan was approved by the Board on March 23, 2023. The amended and restated version of the Plan shall become effective as, and subject to, its approval by the stockholders of the Company. If the Plan is not approved by the stockholders of the Company, the amended and restated version of the Plan will not become effective.
e.
Data Protection. By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any of its Affiliates, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include:
1.
administering and maintaining Participant records;
2.
providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;
3.
providing information to future purchasers or merger partners of the Company or any of its Affiliates, or the business in which the Participant works; and
4.
transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
f.
Clawback. Notwithstanding any provision herein to the contrary, Awards and shares of Stock (and proceeds therefrom) obtained pursuant to or on exercise of such Awards hereunder are subject to forfeiture, setoff, recoupment or other recovery if the Administrator determines in good faith that such action is required by applicable law or Company policy.
g.
Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 7(a).
h.
Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of Shares under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. Unless the Board shall determine otherwise, and to the extent necessary to comply with applicable law, each member of the Compensation Committee shall also satisfy the requirements of “non-employee director” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. The Board may designate one or more directors as a subcommittee who may act for the Compensation Committee if necessary to satisfy the requirements of the prior sentence. In the event of any delegation described in the preceding sentence, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting “at least 50%” for “at least 80%” under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. § 1.414(c)-2; provided, that to the extent permitted under Section 409A, “at least 20%” shall be used in lieu of “at least 50%”; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator, a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Awards (other than Awards described in (i) through (vi) above) that are convertible into or otherwise based on Stock.

“Award Agreement”: any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation and Nominating Committee of the Board.

“Company”: Forrester Research, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer. Notwithstanding the foregoing, (A) no Covered Transaction shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the Shares immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns substantially all of the assets of the Company immediately prior to such transaction or series of transactions, (B) to the extent an Award is subject to Section 409A of the Code if and only to the extent required to comply with the requirements of Section 409A of the Code, no event or circumstances described in any of clauses (i) through (iii) above shall constitute a Covered Transaction unless such event or circumstances also constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as defined in Section 409A of the Code and (C) no Covered Transaction shall be deemed to have occurred upon the acquisition of additional control of the Company by any person that is considered to effectively control the Company. In no event will a Covered Transaction be deemed to have occurred if any Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act that effects a Covered Transaction. Terms used in the definition of a Covered Transaction shall be as defined or interpreted in a manner consistent with Section 409A of the Code.

“Director”: Any member of the Board.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

“Exchange Act”: the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

“Original 2006 Plan Effective Date”: May 9, 2006, the date of the Company’s annual meeting of stockholders at which the Plan was first presented to the stockholders for approval.

“Outside Director”: A member of the Board who is not otherwise an Employee of the Company.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. Performance Criteria may, subject to the prior sentence of this definition, consist of any business criteria or other measures of performance as may be deemed appropriate by the Administrator, including, but not limited to, objectively or subjectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): bookings; sales; revenues; operating income or operating margin; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations, recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; or strategic business criteria, which may include one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to reorganizations, acquisitions, divestitures, market share, debt reduction, customer growth, long-term client value growth, research and development achievements, regulatory compliance and achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents), strategic partnerships or transactions and co-development, co-marketing, profit sharing, joint venture or other similar arrangements, implementation, completion or attainment of measurable objectives with respect to research, development; or other measures (including, but not limited to, gross profits, economic profit, comparisons with various stock market indices, cost of capital or assets under management, improvements in capital structure, days sales outstanding, sales performance, sales quota attainment, cross-sales, recurring sales, one-time sales, net new sales, cancellations, retention rates, new benchmark mandates, new exchange traded fund launches, financing and other capital raising transactions (including sales of the Company’s equity or debt securities); factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions). Performance Criteria and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The measures used in setting Performance Criteria under the Plan for any given Award may, to the extent applicable, be determined either in accordance with generally accepted accounting principles (“GAAP”) or not in accordance with GAAP, without regard to (1)unusual or infrequent events, (2) the impact of any change in accounting principles that occurs during the Performance Period (or that occurred during any period that the Performance Period is being compared to) and the cumulative effect thereof (provided that the Administrator may (as specified by the Administrator within the Applicable Period) either apply the changed accounting principle to all periods referenced in the Award, or exclude the changed accounting principle from all periods referenced in the Award), (3) goodwill and other intangible impairment and/or amortization charges, (4) gains or charges associated with discontinued operations or with the obtaining or losing control of a business, (5) gains or charges related to the sale or impairment of assets, (6)(i) all transaction costs directly related to reorganizations, acquisitions and/or divestitures, (ii) all restructuring charges directly related to reorganizations, acquisitions and/or divestitures, (iii) all charges and gains arising from the resolution of contingent liabilities related to a reorganization, acquisition and/or divestiture, and (iv) all other charges directly related to acquisitions, (7) the impact of any discrete income tax charges or benefits identified during the Performance Period (or during any period that the Performance Period is being compared to), (8) stock based compensation, (9) gains or losses on investments, (10) duplicate lease costs, (11) other objective income, expense, asset, and/or cash flow adjustments as may be consistent with the purposes of the Performance Criteria set for the given Performance Period and specified by the Administrator within the Applicable Period, and (12) the tax effects of the foregoing; and provided further that the Administrator in its sole discretion and within the Applicable Period may determine that any or all of the carve-outs described in subsections (1) through (12) shall not be excluded from the measures used to determine the Performance Criteria for a particular Performance Period or shall be modified, and/or may determine to exclude other items from such measures for such Performance Period.

“Performance Period”: a period for which Performance Criteria are set and during which performance is to be measured to determine whether a participant is entitled to payment of an Award under the Plan. A Performance Period may coincide with one or more complete or partial calendar or fiscal years or quarters of the Company. Unless otherwise designated by the Administrator, the Performance Period will be based on the calendar year.

“Plan”: Forrester Research, Inc. Amended and Restated Equity Incentive Plan as from time to time amended and in effect.

“Prior Plan”: Forrester Research, Inc. 1996 Amended and Restated Equity Incentive Plan, as amended and restated and in effect prior to the Original 2006 Plan Effective Date.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in Shares of equivalent value) equal to the excess of the fair market value of the Shares subject to the right over the fair market value of such shares at the date of grant.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Share”: a share of Stock.

“Stock”: Common Stock of the Company, par value $.01 per share.

“Stock Option”: An option entitling the holder to acquire Shares upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in Shares, to deliver Stock or cash measured by the value of Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

w SCAN TO VIEW MATERIALS & VOTE FORRESTER RESEARCH, INC. 60 ACORN PARK DRIVE CAMBRIDGE, MA 02140 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FORR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V01664-P87561 For All Withhold All For All Except FORRESTER RESEARCH, INC. The Board of Directors recommends you vote FOR the

FORRESTER FORRESTER RESEARCH, INC. 60 ACORN PARK DRIVE CAMBRIDGE, MA 02140 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 8, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FORR2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 8, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V01664-P87561 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORRESTER RESEARCH, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) David Boyce 02) Neil Bradford 03) George F. Colony 04) Anthony Friscia 05) Robert M. Galford 06) Warren Romine 07) Gretchen Teichgraeber 08) Yvonne Wassenaar The Board of Directors recommends you vote FOR proposals 2, 3 and 4, and for a ONE YEAR frequency on proposal 5. For Against Abstain 2. To approve an amendment and restatement of the Forrester Research, Inc. Amended and Restated Equity Incentive Plan. 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2023. 4. To approve, by non-binding vote, executive compensation. 3 Years 2 Years 1 Year Abstain 5. To recommend, by non-binding vote, the frequency of executive compensation non-binding votes. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. V01665-P87561 FORRESTER RESEARCH, INC. Annual Meeting of Stockholders May 9, 2023 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) George F. Colony and Ryan D. Darrah, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FORRESTER RESEARCH, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on May 9, 2023, online at www.virtualshareholdermeeting.com/FORR2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side